EXHIBIT 6.1

                               SERVICES AGREEMENT

         This Services Agreement (the "Agreement") is entered into effective April 1, 2003 (the "Effective Date") between WILDCARD SYSTEMS, INC., a Florida corporation ("WildCard") and CORPORATE SPORTS INCENTIVES, INC., a New Hampshire corporation ("Client"), each a "Party" and collectively, the "Parties".

                                    RECITALS

A. Client desires to offer Transaction Card Programs to its Customers.

B. Client desires that WildCard providd Client with certain data processing and related services in connection with Client's Transaction Card Programs, and WildCard desires to perform certain data processing and related services to Client in connection with Client's Transaction Card Programs, on the terms and conditions described in this Agreement.

         WildCard and Client agree as follows:

         1.   DEFINITIONS

         1.1 DEFINED TERMS. The following capitalized terms shall have the meanings given to them below when used in this Agreement:

              "AAA" is defined in Section 11.3(a) of this Agreement.

              "Acceptance Period" is defined in Section 3.4 of this Agreement

              "Affiliate" is defined in Section 13.5 of this Agreement.

         "Agreement" shall mean this Service Agreement as amended from time to time including any Schedules attached hereto and Program Schedules which are entered into between the Parties from time to time during the term hereof.

              "Arbitration Demand" is defined in Section 11.3(b) of this Agreement.

              "Arbitration   Panel"  is  defined  in  Section  11.3(b)  of  this
              Agreement.

              "Associations" means, collectively, Discover, Visa, MasterCard, and the ATM/POS Networks.

         "ATM/POS Networks" means the [AFFN, American Express, Cash Station, Cirrus, COOP, CU24, Electron, Explore, Honor, Interlink, MAC, Maestro, Member Access, NYCE, Plus, Pulse, STAR, The Exchange, and TransAlliance] ATM or POS networks, and such other ATM or POS networks as may be specified by WildCard and Client from time to time under this Agreement.

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         "Basic Qualifications" is defined in Section 11.3(b) of this Agreement.

         "Breach Notice" is defined in Section 12.2 of this Agreement.

         "Breaching Party" is defined in Section 12.2 of this Agreement.

         "Cardholder" means an individual or Entity which has established a Cardholder Account with the Issuing Bank through Client.

         "Cardholder Account" means an arrangement between a Customer and the Issuing Bank, through which the Issuing Bank provides the Customer with the right to use one or more Transaction Cards issued through the Issuing Bank.

         "Cardholder  Data"  means  all  personally   identifiable   information
regarding a Cardholder, the Cardholder Accounts and transactions a Cardholder makes with a Transaction Card.

         "Charges" are defined in Section 4.1 of this Agreement.

         "Client Content" shall mean all text, pictures, sound, graphics, video and other data supplied by Client to WildCard pursuant to this Agreement, whether such materials are owned by Client or licensed for use by Client, as such materials may be modified from time to time for use on the Web Site.

         "Client Data" shall mean any data or information of Client that is provided to or obtained by WildCard in the perfonnance of its obligations under this Agreement, including data and information with respect to the businesses, customers, operations, facilities, products, consumer markets, assets, and finances of Client.

         "Client Marks" shall mean the trademarks, service marks, trade names, logos and other commercial and product designations of Client identified by Client for use on the Web Site.

         "Client  Obligations" means those obligations of Client as specified in
Section 3 of this Agreement.

         "Confidential Information" is defined in Section 6.1 of this Agreement.

         "Customer"   means  an   individual  or  Entity  that  has  a  business
relationship with Client"

         "Discover" means NOVUS Services, Inc.

         "Dispute" is defined in Section 11.1 of this Agreement.

         "Disputing Party" is defined in Section 11.3 (a) of this Agreement.

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          "Domain  Name"  shall mean the  alphanumeric  name that is selected by
Client for a particular computer system that is used by the Internet to identify that system, as designated in the Program Schedules.

          "Entity" means a corporation, partnership, sole proprietorship, joint venture, or other form of organization.

          "Excusable Delay" is defined in Section 10.1 of this Agreement.

          "Funding Payment" shall mean the payment instruction and amount for the initial load or Reload of a Transaction Card. The total of all Funding Payments for a given banking day or other mutually agreed upon settlement pen16d shall be debited by WildCard from a demand deposit account specified by Client and credited to the Proceeds Account.

          "Governmental Requirements" means collectively all statutes, codes, ordinances, laws, regulations, rules, orders and decrees of all governmental authorities (including without limitation federal, state and local governments, governmental agencies and quasi-governmental agencies) having jurisdiction over a Party.

          "Intellectual Property Rights" shall mean any and all (by whatever name or term known or designated) tangible and intangible and now known or hereafter existing (a) rights associated with works of authorship throughout the universe, including but not limited to copyrights, moral rights, and mask-works,
(b) trademark and trade name rights and similar rights, (c) trade secret rights,
(d) patents, designs, algorithms and other industrial property rights, (e) all other intellectual and industrial property rights (of every kind and nature throughout the universe and however designated) (including logos, "rental" rights and rights to remuneration), whether arising by operation of law, contract, license, or otherwise, and (f) all registrations, initial applications, renewals, extensions, continuations, divisions or reissues hereof now or hereafter in force (including any rights in any of the foregoing).

          "Issuing Bank" means a financial institution which is a card issuing member of Discover, MasterCard, Visa or an ATM/POS Network, which has agreed to sponsor the Transaction Card Program with the Association and to issue the Transaction Cards.

          "MasterCard"  means  MasterCard  International   Incorporated  or  its
successors or assigns.

          "Non-Breaching Party" is defined in Section 12.2 of this Agreement.

          "Operating Rules" means, collectively, the regulations and procedures issued by Discover, MasterCard, Visa, the ATM/POS Networks, and the Issuing Bank, as amended from time to time.

          "Original   Term"  is  defined  in  the  Program   Schedule  for  each
Transaction Card Program.

          "Proceeds Account" shall mean a commercial demand deposit account maintained by WildCard into which disbursement is originated by the WildCard from Client's commercial demand deposit account, from time to time for remittal of Transaction Card Funding Payments

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pending   disbursement  by  WILDCARD  TO  THE  SETTLEMENT   Account,  to  settle
transactions with the Associations.

         "Processing Year" is defined in each Program Schedule.

         "Program Schedule" is defined in Section 2.1 of this Agreement.

         "Reload" means any addition of value to a Transaction Card, after the initial load, accomplished by WildCard credit to the associated Transaction Card account, with a corresponding increase in the Transaction Card balance.

         "Renewal Term" is defined in each Program Schedule.

         "Scheduled Start-Up Date" is defined in Section 2.3(a) of this Agreement.

         "Settlement Account" shall mean that bank account established by WildCard for settlement of Transaction Card transactions with the Associations.

         "Service Change" is defined in Section 2.2 of this Agreement.

         "Services" means the services to be performed by WildCard on behalf of Client, as outlined on the Program Schedules which are entered into by the Parties from time to time during the term of this Agreement, as the same may be amended from time to time.

         "Start-Up" means the preparation of the WildCard System for the set-up of Client Data relating to new Transaction Card Programs offered by Client.

         "Taxes" is defined in Section 4.3 of this Agreement.

         "Transaction Card" means a valid and unexpired host based stored value card issued through the Issuing Bank, and bearing the symbols of one or more of Discover, MasterCard, Visa or the ATM/POS Networks.

         "Transaction Card Program" means a program initiated by Client pursuant to which the Issuing Bank will provide Transaction Cards to the Cardholders.

         "Visa" means, individually or collectively, as appropriate, Visa U.S.A. Inc. or Visa International or either of their successors or assigns.

         "Web Site" shall mean the electronic, publicly viewable computer screen depictions of the WildCard System, the WildCard Content, the Client Content and the Client Marks.

         "Web Site Specifications" shall mean the technical, aesthetic and functional requirements for the Web Site, as set forth in the applicable Program Schedule.

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         "WildCard  Content"  shall mean all text,  pictures,  sound,  graphics, video and other data, exclusive of the Client Content, provided by WildCard for use on the Web Site, whether such materials are owned by WildCard or licensed for use by WildCard, as such materials may be .modified from time to time.

         "WildCard System" means the computer equipment, computer software and related equipment and documentation used at any time and from time to time by WildCard to provide the services contemplated by this Agreement.

         1.2 OTHER TERMS. The terms defined in Section 1.1 include the plural as well as the singular. Unless otherwise expressly stated, the words "herein," "hereof," and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular section, subsection or other subdivision. The words "include" and "including" shall not be construed as terms of limitation. The word "or" shall mean "and/or" unless the context requires otherwise. The words "day," "month," and "year" mean, respectively, calendar day, calendar month and calendar year. Other terms used in this Agreement are defined in the context in which they are used and shall have the meanings there indicated.

         2.   PROVISION OF SERVICES

         2.1 SCOPE OF SERVICES. In support of Client's Transaction Card Programs, Client desires for WildCard to provide certain processing and related services to Client, and WildCard desires to provide such services to Client. This Agreement sets forth the general terms and conditions applicable to Transaction Card processing services which may be provided by WildCard to Client from time to time during the terns. During the term and subject to the terms and conditions contained herein, WildCard agrees to provide Client the Services, as described in program schedules which are executed and delivered by the Parties from time to time during the term of this Agreement (the "Program Schedules"). The general format of a Program Schedule is set forth in Schedule A to this Agreement. As Client proposes to offer additional Transaction Card Programs, Client and WildCard shall use good faith efforts to enter into a Program Schedule which will describe the Services that WildCard will provide to Client in support of such Transaction Card Program. Detailed procedures and practices to be followed while performing the Services shall be as set forth in a Program Schedule. The Program Schedule shall further specify the term during which the Services shall be provided by WildCard, the commencement date for the performance of the Services, the fees payable for such Services, specifications applicable to the Transaction Card Program, and other applicable terms. WildCard shall not be responsible for rendering of Services under new Transaction Card Programs until a Program Schedule for such Transaction Card Program has been executed by the authorized representatives of the Parties.

         2.2 CHANGE IN SCOPE OF SERVICES. Client or WildCard may deem it necessary or appropriate from time to time to add other services or increase, reduce, or change the Services under one or more Transaction Card Programs (a "Service Change"). Either Party may make a proposal for a Service Change, whereupon the Parties shall mutually evaluate feasibility, manner and timing for implementation, impact on pricing, impact on performance requirements and all other relevant matters. A Service Change shall not be implemented unless and until the Service

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Change is approved  by both  Parties.  If the Service  Change is approved by the
Parties, the Service Change shall be implemented by WildCard as expeditiously as possible. An approved Service Change shall be set forth in a written amendment to the applicable Program Schedule, which amendment shall be signed by authorized representatives of the Parties.

         2.3  START-UP.

              (a) WildCard shall provide, subject to any applicable approvals of the Associations and the Issuing Bank (as required), for completion of the Start-Up on the date specified in the applicable Program Schedule, or at such other date as may a date to be mutually agreed upon by WildCard and Client (the "Scheduled Start-Up Date"). To the extent that WildCard and Client mutually agree, the Scheduled Start-Up Date may be modified from time to time prior to Start-Up.

              (b) Client will (i) use all reasonable resources, including the assignment of adequate personnel to assure timely performance of those functions required of Client under the Start-Up, and (ii) cooperate with WildCard so as to enable Start-Up to be completed on or before the Scheduled Start-Up Date.

              (c) WildCard will use all reasonable resources, including the assignment of adequate personnel to assure timely performance of those functions required of WildCard under the Start-Up so as to enable Start-Up to be completed on or by the Scheduled Start-Up Date.

              (d) With respect to each Program Schedule, following the successful completion of the Start-Up, Client agrees to pay the Start-Up Fee as provided for in the Program Schedule. In addition, each Party shall be responsible for and pay all costs and expenses incurred by it in connection with the Start-Up.

         2.4 DOMAIN NAME. WildCard shall cooperate with Client in securing the Domain Name; provided that Client first engages in an appropriate trademark search in order to establish that the Domain Name proposed by Client shall not infringe upon the trademark, service mark, name or logo of any third party. Client shall reimburse WildCard for all fees and charges actually incurred by WildCard in providing such service and registering the Domain Name with the appropriate registration authority. Client shall own all right, title and interest in and to the Domain Name and all Intellectual Property Rights related thereto.

         2.5  SERVICE STANDARDS.

              (a) WildCard represents and warrants that the Services shall be rendered with promptness and diligence and shall be executed in a workmanlike manner in accordance with the service standards set forth in Schedule D.

              (b) If WildCard fails to provide Services in accordance with the service standards and this Agreement, WildCard shall (i) promptly investigate and report on the causes of the problem; (ii) provide a root cause analysis of such failure as soon as practicable, after such failure or Client's request
(iii) initiate remedial action to correct the problem and to begin

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meeting the service standards as soon as practicable; and (iv) advise Client, as and to the extent requested by Client, of the status of remedial efforts being undertaken.with respect to such problem and, within five (5) business days, provide Client reasonable evidence that the causes of such problem have been or will be corrected on a permanent basis.

              (c) WildCard shall implement measurement and monitoring tools and metrics as well as standard reporting procedures to measure and report WildCard's performance of the Services against the applicable service standards, and provide monthly reports with respect to attaining the service standards. WildCard also shall provide Client with information and access to the measurement and monitoring tools and procedures utilized by WildCard for purposes of audit verification.

         2.6 REPORTS. WildCard shall provide to Client the reports described in a Program Schedule at the frequencies provided therein. In addition, from time to time, Client may identify additional reports to be generated by WildCard and delivered to Client on an ad hoc or periodic basis. To the extent WildCard must dedicate significant labor or resources to the preparation of additional reports that can only be manually generated or to the implementation of system changes to permit such reports to be electronically generated, Client shall reimburse WildCard at WildCard's standard time and material rates for costs incurred by WildCard in connection therewith.

         2.7 FRAUD MANAGEMENT/FRAUD DETECTION SERVICES. For each Program Schedule entered into by Client, Client shall have the option of electing to receive the Fraud Management/Fraud Detection Services, which services shall consist of those services described in each Program Schedule and Attachment A thereto. The Charges for the Fraud Management/Fraud Detection Services are set forth in Schedule B.

         3.   CLIENT OBLIGATIONS

         3.1 COOPERATION. Client will cooperate with WildCard in the performance of Client's activities contemplated by this Agreement by, among other things, making available, as reasonably requested by WildCard, such volume and other forecasts, updated information, management decisions and approvals so that WildCard may fulfill its obligations under this Agreement in a timely and efficient manner.

         3.2 EXCLUSIVITY. Client shall ensure that WildCard shall be the sole provider of the Services to Client. Client will not discontinue or reduce all or any part of the Services for any reason, including, without limitation, the provision of any of such Services itself or to obtaining any of such Services from a third party.

         3.3 CLIENT CONTENT. Client will deliver to WildCard, in the format(s) specified by WildCard, all Client Content that Client intends for WildCard to incorporate into the Web Site. Client shall bear all costs associated with the telecommunications and computer hardware, software and services necessary to generate the Client Content and deliver it to WildCard.

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         3.4  SHADOW SITE;  ACCEPTANCE. WildCard  shall make available the final version of the Web Site on a password protected server for Client's review and acceptance. Client shall have fifteen (15) days to review and evaluate the Web
Site  (the   "Acceptance   Period")  to  ensure  that  it  meets  the  Web  Site
Specifications. In the event that Client rejects the Web Site during the Acceptance Period, Client shall promptly notify WildCard in writing of such rejection, setting forth in detail the basis for such rejection, and WildCard shall use commercially reasonable efforts to correct any deficiencies or nonconformities and resubmit the rejected items within thirty (30) days of receipt of notice of rejection for retesting by Client.

         3.5 CONTENT CONTROL. Client will be solely responsible for creating, managing, reviewing and otherwise controlling the Client Content on the Web Site. Client acknowledges that, by only providing Client with the ability to publish and distribute the Client Content, WildCard is acting as a passive conduit for the distribution and publishing of the Client Content. WildCard has no obligation to Client, and undertakes no responsibility, to review the Client Content to determine whether any the Client Content may incur liability to third parties. Notwithstanding anything to the contrary herein, if WildCard reasonably believes that any Client Content may create liability for WildCard, Client agrees that WildCard may, upon prior notice to Client, take any actions reasonably necessary with respect to the Web Site that WildCard believes are prudent or necessary to minimize or eliminate WildCard's potential liability.

         3.6 CLIENT LICENSE. Client hereby grants to WildCard a non-exclusive, royalty free, worldwide license to use the Client Content solely in connection with performing the Services described herein and otherwise carrying out its obligations hereunder, including without limitation, the right to distribute, reproduce, create derivative works of, publicly perform, publicly display and digitally perform the Client Content in and on the Web Site.

         3.7  CLIENT  MARKS.  Subject  to  the  terms  and  conditions  of  this
Agreement, Client hereby grants to WildCard a limited, non-exclusive, non-sublicenseable, royalty-free, worldwide license to use the Client Marks on the Web Site and in other materials which are prepared by WildCard in support of Client's Transaction Card Programs. Client may terminate WildCard's right to use the Client Marks, in whole or in part, if the usage of such Client Marks does not comply with Client's then-current standards for use of such Client Marks; provided, Client has provided WildCard with written notice of such non-compliance and WildCard has failed to correct such non-compliance within thirty (30) days following receipt of such notice. Except as set forth above, neither Party may use the other Party's trademarks, service marks, trade names, logos, or other commercial or product designations for any purpose whatsoever without the prior written consent of the Party owning such marks.

         3.8 ESTABLISHMENT OF ACCOUNTS. WildCard will establish and maintain the Proceeds Account at the Issuing Bank. Client agrees to establish and maintain, in a commercial demand deposit account at a financial institution designated by Client, sufficient funds to cover the aggregate amount of all Funding Payments for Transaction Cards issued through Client. On each banking business day, WildCard will initiate an ACH transaction debiting from the commercial demand deposit account specified by Client an amount equal to the aggregate Funding Payments on all Transaction Cards occurring since the previous banking business day for credit to the Proceeds Account. Client agrees to execute and deliver any documents

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reasonably  requested by WildCard for the purpose of obtaining  the privilege of making debits and credits and information inquiry to, from, and concerning Client's specified commercial demand deposit account.

         3.9 APPOINTMENT OF AGENT. Client hereby appoints WildCard as its agent and authorizes WildCard to make any payment to Client or to collect any amount due and owing by Client from time to time pursuant to this Agreement by initiating and transmitting automatic credit and debit entries to the commercial demand deposit account specified by Client and the Proceeds Account. This authority shall remain in full force and effect until WildCard has received written notification from Client of its termination of this Agreement in such time and in such a manner to afford WildCard a reasonable opportunity to act upon such notice. In the event of termination of this Agreement, such revocation of authority shall not be effective until Client has paid all amounts due under this Agreement.

         3.10 FAILURE TO MAINTAIN SUFFICIENT FUNDS. Provided WildCard has given Client prior notice of a deficiency by noon Eastern time, if WildCard has not received any Funding Payment from Client by 3:00 p.m. Eastern time, on the date such Funding Payment was due, WildCard will have the right to refuse to activate new Transaction Cards or to provide Reloads on existing Transaction Cards in an amount equal to the shortfall, without incurring any liability to Client, until such time as the Proceeds Account is properly funded. In addition to the foregoing, WildCard may take such actions as deemed reasonable to protect WildCard from any loss arising from Client's inability to maintain sufficient funds to properly fund the Proceeds Account.

         3.11 RESPONSIBILITY FOR GOOD FUNDS. Client shall be responsible for the collection of "good funds" from Cardholders in connection with all Funding Payments for Transaction Cards. By way of example, and not in limitation of the foregoing, Client shall be responsible for (a) any chargeback initiated through any card association where the Funding Payment involved the use of a credit card; (b) any return entries or adjustment entries initiated through any funds transfer systems where the Funding Payment involved an electronic funds transfer; and (c) any dishonored items where the Funding Payment involved the use of a check or draft.

         3.12 COLLECTION DISCLOSURE. In the event of transactions exceeding the limit applicable to a Cardholder's Transaction Card, caused by some act other than a failure of WildCard's System, Client shall be liable for any transaction responsible for such overdraft or negative balance. As a service offering, WildCard may be employed to use reasonable commercial efforts to recover the funds, utilizing chargeback procedures as authorized by the Associations, if appropriate and necessary. WildCard will provide the Associations with instructions that there will be no stand-in authorization for the Transaction Cards. Client acknowledges that under the provisions of the Operating Rules, certain types of transactions, including but not limited to certain sales in foreign countries, will be permitted without specific authorization from the Associations or by WildCard. Client acknowledges liability for such transactions by Cardholders, subject to the remaining provisions of this Agreement.

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         3.13 OTHER CLIENT RESPONSIBILITIES. Client shall perform the additional obligations identified in Program Schedules which are entered into by the Parties pursuant to this Agreement.

         4.   PAYMENT FOR SERVICES

         4.1. FEES AND EXPENSES. Client shall pay WildCard the fees and expenses described in a Program Schedule (the "Charges") for the Services. Unless otherwise provided in a Program Schedule, the Charges applicable to the performance of Services under a Program Schedule shall be as agreed upon between the Parties.

         4.2 PAYMENT. To facilitate the payment of Charges and any other fee, tax, interest payment or amount due or payable to WildCard under this Agreement, Client will provide WildCard with access to a bank account of Client's funds not requiring signature and will notify WildCard of the demand deposit account number and transit routing number for the account. WildCard may, on a monthly basis, draw upon the bank account to pay Charges, fees, taxes, interest payments or any other amount due or payable to WildCard under the terms of this Agreement for Services performed during the preceding month. The detailed records of the amounts drawn on the account of Client will be provided by WildCard to Client on a monthly basis prior to each such monthly draft. WildCard shall be under no obligation to effect the StartUp until the account has been established as provided herein. If any Charges are not paid when due, a late charge of 1 %% per month or the highest late charge allowed by governing law, whichever is less, shall apply to such unpaid amounts from the due date until paid in full.

         4.3 TAXES. The Charges do not include any taxes, duties or other governmental charges (collectively "Taxes"), such as but not limited to sales, use, excise, and value added taxes. Client shall pay all Taxes levied or imposed by any governmental authority in connection with the Services, but excluding taxes which are imposed on WildCard's net income.

         4.4 GOOD FAITH DISPUTE. If Client in good faith disputes all or any portion of the Charges, Client shall notify WildCard as soon as possible (and in any event no later than the due date of the payment) of the specific amount disputed and shall provide reasonable detail as to the basis for the dispute. The Parties shall then attempt to resolve the disputed portion of such Charges as soon as possible in accordance with the dispute resolution procedures in
Section 11.

         5.   COVENANTS OF PARTIES

         5.1  COMPLIANCE WITH GOVERNMENTAL REQUIREMENTS AND OPERATING RULES.

              (a) WildCard shall comply in all material respects with all Governmental Requirements and the Operating Rules which are applicable to WildCard's provision of the Services and WildCard's other responsibilities under this Agreement, including without limitation securing any licenses, permits, registrations or other authorizations from such governmental authorities as WildCard may need in order to provide the Services and carry out WildCard's other responsibilities under this Agreement. Client shall comply in all material respects with all Governmental Requirements and the Operating Rules which are applicable to

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Client's  business and Client's  other  responsibilities  under this  Agreement, including without limitation securing any licenses, permits, registrations or other authorizations from such governmental authorities as Client may need in order to carry out the Client Obligations under this Agreement.

              (b) Client  acknowledges and agrees that it is solely  responsible for monitoring legal developments applicable to the operation of its business and Transaction Card operations and interpreting applicable Governmental Requirements, determining the requirements for compliance with all applicable Governmental Requirements, and maintaining an ongoing compliance program. Client acknowledges that WildCard provides transaction card processing services to financial institutions and other Entities chartered and regulated by various state and federal agencies and non-financial institutions subject to different regulatory oversight such that WildCard cannot reasonably be expected to monitor or interpret the Governmental Requirements applicable to its diverse customer base, or provide compliance services to customers with respect to such Governmental Requirements. Consequently, Client agrees that WildCard has no responsibility to monitor or interpret Governmental Requirements applicable to Client's business, or to monitor or review the terms and conditions of Client's Transaction Card programs or Client's selection of system options and programming, or to assure that Client's selection of any system option or programming (either alone or acting in conjunction with other system options and programming selected by Client) is consistent with Governmental Requirements applicable to Client, or the terms and conditions of Client's Transaction Card agreements with, or disclosure to, the Cardholders.

              (c) WildCard shall be entitled to rely upon and use, without verification, any and all information, data and instructions any time submitted to WildCard by Client having to do with the Cardholder Accounts, and WildCard shall have no responsibility or liability whatsoever for (i) the accuracy or inaccuracy thereof, (ii) the wording or text authored or submitted by Client to WildCard, for materials to be prepared or for other purposes, (iii) the wording or text appearing on any forms, Transaction Cards or other materials furnished by Client to WildCard, or (iv) any non-compliance of such information, data, instruction, wording or text with applicable Governmental Requirements.

         5.2  NON-SOLICITATION. During the term of this Agreement and for twelve
(12) months thereafter WildCard and Client shall not directly or indirectly solicit for employment any person employed then or within the preceding twelve
(12) months by the other Party, without the other Party's consent in writing. The foregoing prohibition does not include general public solicitations for employment.

         6.   CONFIDENTIALITY

         6.1 CONFIDENTIAL INFORMATION. Each of WildCard and Client acknowledges that the other possesses and will continue to possess information that has been developed or received by it, has commercial value in its business and is not in the public domain. For purposes of this Agreement, "Confidential Information" shall mean: (a) all information of a Party marked "confidential," "restricted," "proprietary" or with a similar designation; (b) in the case of Client, in addition to the items specified in (a) above, Client Data and business information regarding

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

business planning and operations of Client; and (c) in the case of WildCard, in addition to the items specified in (a) above, trade secrets, confidential knowledge, know-how, technical information, data or other proprietary information relating to the WildCard System (including, without limitation, all source code, object code, software programs, computer processing systems and techniques employed or used by WildCard or its Affiliates and any related items such as specifications, layouts, flow charts, manuals, instruction books and programmer, technical and user documentation, and any and all upgrades, enhancements, improvements or modifications to the foregoing); business information regarding business planning and operations of WildCard and its Affiliates; and all information regarding WildCard's provision of Services hereunder.

         6.2 OBLIGATIONS. Each Party will use at least the same degree of care, but not less than reasonable care, to prevent disclosing to other persons the Confidential Information of the other Party as it employs to avoid unauthorized disclosure, publication or dissemination of its own information of a similar nature; provided, however, that each Party may disclose such information to its employees, agents, subcontractors and vendors who have a need to know such information and who have been advised by the disclosing Party of the obligation to preserve such information's confidentiality. The receiving Party shall be responsible for any breach by any such employee, agent, subcontractor or vendor of any such confidentiality obligations. Upon expiration or termination of this Agreement for any reason, each Party shall return promptly to the other Party all Confidential Information in such Party's possession and certify in writing to the other Party its compliance with this sentence.

         6.3 EXCLUSIONS. Notwithstanding the foregoing, this Section 6 will not apply to any particular information of a Party that the other Party can demonstrate (a) was, at the time of disclosure to it, in the public domain; (b) after disclosure to it, is published or otherwise becomes part of the public domain through no fault of the receiving Party; (c) was in the possession of the receiving Party at the time of disclosure to it without being subject to another confidentiality agreement; (d) was received after disclosure to it from a third party who had a lawful right to disclose such information to it; or (e) was independently developed by the receiving Party without reference to Confidential Information of the furnishing Party. In addition, a Party shall not be considered to have breached its obligations under this Section 6 for disclosing Confidential Information of the other Party (i) as required pursuant to an arbitration proceeding conducted in accordance with Section 11, provided that such disclosure is made in accordance with the approval or at the direction of the Arbitration Panel, or (ii) if in the opinion of such Party's counsel, such disclosure is required by legal process or pursuant to any applicable statute, rule or regulation, provided that, except with respect to securities laws disclosure obligations, such Party advises the other Party prior to making such disclosure in order that the other Party may object to such disclosure, take action to assure confidential handling of the Confidential Information, or take such other appropriate action to protect the Confidential Information.

         6.4 LOSS OF CONFIDENTIAL INFORMATION. In the event of any disclosure or loss of, or inability to account for, any Confidential Information of the furnishing Party, the receiving Party will promptly notify the furnishing Party.

         6.5 NO IMPLIED RIGHTS. Nothing contained in this Section 6 shall be construed as obligating a Party to disclose any particular Confidential Information to the other Party, or as

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

granting to or conferring on a Party, expressly or impliedly, any rights or license to the Confidential Information of the other Party, except as otherwise provided herein.

         6.6 PUBLICITY. Neither Party will, without the other Party's prior written consent, use the name, service marks or trademarks of the other Party or any of its Affiliates; provided, however, that (a) WildCard may use Client as a reference and may indicate to others that Client is a user of the WildCard System to provide the Services under this Agreement; and (b) Client may indicate to others that WildCard is the provider of services covered by this Agreement.

         6.7 EQUITABLE REMEDIES. Each Party acknowledges that, if it breaches (or attempts or threatens to breach) its obligations under this Section 6, the other Party will be irreparably harmed. Accordingly, if a court of competent jurisdiction should find that a Party has breached (or attempted or threatened to breach) any such obligations, such Party will not oppose the entry of an appropriate order compelling performance by such Party and restraining it from any further breaches (or attempted or threatened breaches).

         6.8 CONFIDENTIALITY OF AGREEMENT. Both Parties agree that the terns and conditions of this Agreement shall be treated as confidential information and that no reference to the terns and conditions of this Agreement or to activities pertaining thereto can be made in any form without the prior written consent of the other party; provided, however, that the general existence of this Agreement shall not be treated as confidential information and that either party may disclose the terms and conditions of this Agreement: (a) as required by any court or other governmental body; (b) as otherwise required by law including a party's obligations under applicable securities laws; (c) to legal counsel of the parties; (d) in confidence, to accountants, banks, ratings agencies, proposed investors, and financing sources and their advisors; (e) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (f) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

         6.9 SECURITY OF CARDHOLDER DATA. Client and WildCard each acknowledge and agree that this Agreement constitutes an agreement for WildCard to perform services for Client as contemplated in Title V of the Gramm-Leach-Bliley Financial Modernization Act (the "Act") and Regulation P issued under the Act ("Regulation P"). Without limiting the generality of the terns of this Agreement, WildCard agrees that it shall protect the privacy of Client's consumers and customers non-public personal information, as such terns are defined in the Act and in Regulation P ("Consumer Information") to at least the same extent that Client must maintain that confidentiality under the Act and Regulation P. Without limiting the generality of the foregoing sentence, WildCard shall not disclose any non-public personal information to any third person except as required in the performance of Services under this Agreement, and WildCard shall not use any non-public personal infonnation except to perform the Services described under this Agreement. WildCard shall establish administrative, technical and physical safeguards for Client's customer records and information in WildCard's control or possession from time to time. Such safeguards shall be designed for the purpose of: (a) insuring the security of such records and information, (b) protecting against any anticipated threats or hazards to the security or integrity of such records and information; and (c) protecting against unauthorized access to or use of such records and information that would result in substantial harm or inconvenience to any Client customer. Such safeguards shall be established in accordance with
Section 501 of the Act and the Interagency Guidelines Establishing Standards for Safeguarding Customer Information adopted pursuant to Section 501 of the Act. Any changes to the Services required to comply with any change to or revised interpretation of the Act or Regulation P, or to implement any requirement of any other federal or state law, rule, regulation or judicial interpretation with respect to the privacy or security of Cardholder Data shall be handled as a Service Change as outlined in Section 2.2 of this Agreement, shall be subject to the provisions of Section 12.4, and may result in a change in the Charges which are payable by Client for the Services. Client shall provide WildCard with a copy of its privacy policy established in accordance with the Act and Regulation P.

         7.   INTELLECTUAL PROPERTY RIGHTS

         7.1 OWNERSHIP OF INTELLECTUAL PROPERTY RIGHTS. Client shall be the sole and exclusive owner of all right, title and interest (including, without limitation, all Intellectual Property Rights) in and to the Client Content. WildCard shall be the sole and exclusive owner of all right, title and interest (including, without limitation, all Intellectual Property Rights) in and to the WildCard Content and the WildCard System. Client acknowledges that the WildCard System constitutes valuable trade secrets of WildCard and constitute Confidential Information subject to Section 6. Nothing in this Agreement shall be deemed to grant to one Party, by implication, estoppel or otherwise, license rights, ownership rights or any other Intellectual Property Rights in any materials owned by the other Party or any Affiliate of the other Party.

         7.2 CLIENT DATA. Client shall own all right, title and interest in and to the Client Data. Following expiration or termination of this Agreement, WildCard shall promptly provide to Client a copy of all Client Data. WildCard may retain a copy of the Client Data if required to satisfy regulatory requirements.

         8.   INSURANCE

         Each Party shall obtain and maintain, at its own cost, the insurance coverages which are described on Schedule C as being its respective responsibility. These insurance coverages do not create or imply any limitation of liability. The Party which is responsible for obtaining and maintaining certain insurance coverages shall provide the other Party with certificates of such insurance coverages promptly following the date that this Agreement has been executed by both Parties. Each insurance certificate shall provide that the insurance policy shall not be subject to termination without at least thirty
(30) days prior-written notice to the certificate holder. A Party responsible for obtaining and maintaining property insurance coverage shall use all reasonable efforts to ensure that the policy contains a provision or endorsement which waives the insurance company's right of subrogation against the other Party and its employees, agents, directors and officers in the event of any loss or damage from events within the coverage of the insurance policy.

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

         9.   LIMITATION OF LIABILITY

         9.1 DIRECT DAMAGES. If WildCard shall during the term be liable to Client, any Cardholder, or any other third party as a result of any disputes, controversies or claims of any kind or nature arising under or in connection with this Agreement or the relationship created hereby (whether any such breaches, disputes, controversies or claims are based upon contract, tort (including negligence) or any other legal theory), all damages from all such breaches, disputes, controversies or claims are limited to actual, direct and out-of-pocket damages which are reasonably incurred by Client.

         9.2 CONSEQUENTIAL DAMAGES EXCLUSION. Notwithstanding anything to the contrary in this Agreement, WildCard shall have no liability for, nor will the measure of damages include, under any theory of liability (whether legal or equitable), any indirect, special, punitive or consequential damages or amounts for business interruption, loss of income, profits or savings arising out of or relating to their performance or non-performance under this Agreement.

         9.3  LIMITATION ON DAMAGES.

              (a) The cumulative amount of all such damages recoverable against WildCard for all such breaches, disputes, controversies and claims during the entire term, will not exceed, in the aggregate, an amount equal to the teal amount of WildCard's Charges under this Agreement for the three (3) months immediately preceding the Arbitration Panel's then current final determination of the amount of damages recoverable against WildCard.

              (b) Notwithstanding the foregoing provisions of this Section 9.3, the liability limitations contained in such subsection shall not apply with respect to: (i) proven damages caused solely and directly by WildCard's intentional misconduct constituting a violation of applicable civil or criminal law or other act of WildCard for which a limitation of liability provision is unenforceable under applicable law, or (ii) proven damages arising under a claimed breach of Section 6.

              (c) Subject to the exceptions set forth in Section 9.3(b), the limitations set forth in this Sections 9.1, 9.2 and 9.3(a) shall apply whether or not the alleged breach or default is a breach of a fundamental condition or term, or a fundamental breach, or if any limited warranty or limited remedy fails of its essential purpose.

         9.4 WARRANTY EXCLUSION. EXCEPT FOR WARRANTIES EXPRESSLY MADE IN THIS AGREEMENT, WILDCARD MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, TO CLIENT, ANY CARDHOLDER, OR TO ANY OTHER PERSON, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES REGARDING THE MERCHANTABILITY, SUITABILITY, ORIGINALITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OR OTHERWISE (IRRESPECTIVE OF ANY PREVIOUS COURSE OF DEALINGS BETWEEN THE PARTIES OR CUSTOM OR USAGE OF TRADE), OR RESULTS TO BE DERIVED FROM THE USE OF ANY SOFTWARE, SERVICES, HARDWARE OR OTHER MATERIALS PROVIDED UNDER THIS AGREEMENT. If this Agreement includes or refers to any economic models, pro formas, or projections of any kind, it is understood that WildCard makes no express or implied warranty with respect to such economic models, pro formas, or projections, including without limitation any warranty of feasibility, profitability or results.

         10.  EXCUSABLE DELAY

         10.1 EXCUSABLE DELAY DEFINED. The term "Excusable Delay" shall mean a delay in performance or failure to perform which is due to an event beyond the reasonable control of a Party and shall include, without limitation, (a) acts of God, weather conditions, explosion, flood, earthquake, or fire; (b) war or threat of war, sabotaging, riot, revolution, civil disturbance or requisition within the continental United States; (c) acts, restrictions, regulations, prohibitions or measures of any kind on the part of any' governmental authority;
(d) import and export regulations or embargos; or (e) strikes, lockouts, or other industrial actions or trade disputes.

         10.2 DELAY OR NON-PERFORMANCE DUE TO EXCUSABLE DELAY. Neither Party shall be liable to the other Party or be deemed to be in breach of this Agreement (other than Client's obligation to pay Charges owed WildCard pursuant to this Agreement) by reason of any Excusable Delay. A Party experiencing an Excusable Delay in its performance shall immediately notify the other Party by telephone (to be confirmed in writing within three days after the inception of the Excusable Delay) and shall describe in reasonable detail the circumstances causing such Excusable Delay. The Party experiencing Excusable Delay shall be excused from performance of such obligations so affected by the Excusable Delay event for the period during which the Excusable Delay event continues and for such time thereafter as is reasonably necessary to overcome the effects of such Excusable Delay. Both Parties shall use all reasonable efforts to overcome or work around the Excusable Delay event as soon as reasonably practicable.

         11.  DISPUTE RESOLUTION

         11.1 GENERAL.   Any dispute  between the  Parties  arising  under or in
connection with this Agreement or any breach of this Agreement (a "Dispute") shall be resolved solely in accordance with the procedures in this Section 11.

         11.2 EFFORTS TO RESOLVE BY MUTUAL AGREEMENT. Any Dispute arising from or in connection with this Agreement or the relationship of the Parties under this Agreement whether based on contract, tort, common law, equity, statute, regulation, order or otherwise, shall be resolved as follows:

              (a) Upon written request of either WildCard, on the one hand, or Client, on the other hand, the Parties will appoint a designated representative whose task it will be to meet for the purpose of endeavoring to resolve such Dispute.

              (b) The designated representatives shall meet as often as the Parties reasonably deem necessary to discuss the problem in an effort to resolve the Dispute without the necessity of any formal proceeding.

              (c) Formal proceedings for the resolution of a Dispute may not be commenced until the earlier of:

                  (i) the designated representatives concluding in good faith that amicable resolution through continued negotiation of the matter does not appear likely; or

                  (ii) the expiration of the thirty (30) day period immediately following the initial request to negotiate the Dispute;

provided, however, that this Section 11.2 will not be construed to prevent a Party from instituting formal proceedings earlier to avoid the expiration of any applicable limitations period, to preserve a superior position with respect to other creditors or to seek temporary or preliminary injunctive relief pursuant to Section 6.7.

         11.3 ARBITRATION.

              (a) If the Parties are unable to resolve any Dispute as contemplated by Section 11.2, such Dispute shall be submitted to mandatory and binding arbitration at the election of either WildCard, on the one hand, and Client, on the other hand (the "Disputing Party") for disputes up to $100,000. Except as otherwise provided in this Section 11.3, the arbitration shall be pursuant to the Commercial Arbitration Rules of the American Arbitration Association (the >>).

              (b) To initiate the arbitration, the Disputing Party shall notify the other Party in writing (the "Arbitration Demand"), which shall (i) describe in reasonable detail the nature of the Dispute, (ii) state the amount of the claim, (iii) specify the requested relief and (iv) name an arbitrator who (A) has been licensed to practice law in the U.S. for at least ten years, (B) is not then an employee of Client or WildCard or an employee of an Affiliate of either Client or WildCard, and (C) is experienced in representing clients in connection with commercial agreements (the "Basic Qualifications"). Within fifteen (15) days after the other Party's receipt of the Arbitration Demand, such other Party shall file, and serve on the Disputing Party, a written statement (i) answering the claims set forth in the Arbitration Demand and including any affirmative defenses of such Party; (ii) asserting any counterclaim, which shall (A)
describe in reasonable detail the nature of the Dispute relating to the counterclaim, (B) state the amount of the counterclaim, and (C), specify the requested relief; and (iii) naming a second arbitrator satisfying the Basic Qualifications. Promptly; but in any event within fifteen (15) days thereafter, the two arbitrators so named will select a third neutral arbitrator from a list provided by the AAA of potential arbitrators who satisfy the Basic Qualifications and who have no past or present relationships with the Parties or their counsel, except as otherwise disclosed in writing to and approved by the Parties. The arbitration will be heard by a panel of the three arbitrators so chosen (the "Arbitration Panel"), with the third arbitrator so chosen serving as the chairperson of the Arbitration Panel. Decisions of a majority of the members of the Arbitration Panel shall be determinative.

              (c) The arbitration hearing shall be held in Fort Lauderdale, Florida or at such other location as the Parties may mutually agree. The Arbitration Panel is specifically authorized to render partial or full summary judgment as provided for in the Federal Rules of Civil Procedure. In the event summary judgment or partial summary judgment is granted, the nonprevailing Party may not raise as a basis for a motion to vacate an award that the Arbitration Panel failed or refused to consider evidence bearing on the dismissed claim(s) or issue(s). The Federal Rules of Evidence shall apply to the arbitration hearing. The Party bringing a particular claim or asserting an affirmative defense will have the burden of proof with respect thereto. The arbitration proceedings and all testimony, filings, documents and information relating to or presented during the arbitration proceedings shall be deemed to be information subject to the confidentiality provisions of this Agreement. The Arbitration Panel will have no power or authority, under the Commercial Arbitration Rules of the AAA or otherwise, to relieve the Parties from their agreement hereunder to arbitrate or otherwise to amend or disregard any provision of this Agreement, including, without limitation, the provisions of this Section 11.3.

              (d) Should an arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Section 11.3, the arbitrator shall be replaced by the Party who selected such arbitrator, or if such arbitrator was selected by the two Party-appointed arbitrators, by such two Party-appointed arbitrators selecting a new third arbitrator in accordance with Section 11.3(b). Each such replacement arbitrator shall satisfy the Basic Qualifications. If an arbitrator is replaced pursuant to this Section 11.3(d) after the arbitration hearing has commenced, then a rehearing shall take place in accordance with the provisions of this Section 11.3 and the Commercial Arbitration Rules of the AAA.

              (e) At the time of granting or denying a motion for summary judgment as provided for in (c) and within fifteen (15) days after the closing of the arbitration hearing, the Arbitration Panel shall prepare and distribute to the Parties a writing setting forth the Arbitration Panel's finding of facts and conclusions of law relating to the Dispute, including the reasons for the giving or denial of any award. The findings and conclusions and the award, if any, shall be deemed to be information subject to the confidentiality provisions of this Agreement.

              (f) The Arbitration Panel is instructed to schedule promptly all discovery and other procedural steps and otherwise to assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. The Arbitration Panel is authorized to issue monetary sanctions against either Party if, upon a showing of good cause, such Party is unreasonably delaying the proceeding.

              (g) Any award rendered by the Arbitration Panel will be final, conclusive and binding upon the Parties and any judgment hereon may be entered and enforced in any court of competent jurisdiction.

              (h) Each Party will bear a pro rata share of all fees, costs and expenses of the arbitrators, and notwithstanding any law to the contrary, each Party will bear all the fees, costs and expenses of its own attorneys, experts and witnesses; provided, however, that in connection with any judicial proceeding to compel arbitration pursuant to this Agreement or to confirm, vacate or enforce any award rendered by the Arbitration Panel, the prevailing Party in such a proceeding will be entitled to recover reasonable attorneys' fees and expenses incurred in connection with such proceeding, in addition to any other relief to which it may be entitled.

         11.4 EQUITABLE RELIEF. Nothing in Sections 11.2 or 11.3 shall be construed to prevent any Party from seeking from a court a temporary restraining order or other temporary or preliminary relief pending final resolution of a Dispute pursuant to Section 11.2 or Section 11.3.

         12.  TERM; TERMINATION

         12.1 TERM. The term of this Agreement shall commence on the Effective Date and shall continue until this Agreement is terminated as provided below. If, after the first anniversary of the Effective Date, no Program Schedules are then in effect under this Agreement, a Party may terminate this Agreement, without cause, upon sixty (60) days prior written notice to the other Party

         12.2 TERMINATION FOR CAUSE. In the event of a material breach of this Agreement by a Party (the "Breaching Party"), the other Party (the
"Non-Breaching Party") may give written notice of such material breach specifying in reasonable detail the nature of the breach and, if the breach may be cured, the curative action which needs to be taken by the Breaching Party (the "Breach Notice"). If the Breaching Party fails to cure the material breach within thirty (30) days after receipt of the Breach Notice, then the Non-Breaching Party shall have the right to terminate this Agreement or the applicable Program Schedule under which such breach has occurred immediately upon notice; provided, however, that if the Breaching Party has commenced a cure of the breach within such 30 day period after receipt and thereafter diligently and in good faith pursues the completion of such cure, the Non-Breaching Party shall not have the right to terminate this Agreement unless the breach is not fully cured as of sixty (60) days after receipt of the Breach Notice. In addition to the foregoing termination rights, WildCard shall have the right, at its election, to terminate this Agreement and all Program Schedules immediately by written notice, or alternatively to suspend further performance of Services without terminating this Agreement, if (a) Client fails to pay any Charges within ten (10) days, (b) if required by the Associations or the Issuing Bank, or (c) if Client fails to fulfill its obligations to fund the Proceeds Account as required herein. In particular, Client acknowledges that the Issuing Bank may require the termination of this Agreement and any or all Program Schedules hereunder in the following circumstances:

         (a) Failure of Client to observe or perform, in any material respect, Client's obligations under this Agreement that continues for a period of.(i) thirty (30) days after the Issuing Bank provides WildCard written specifying the failure in the case of a failure not involving the payment of money, or (ii) ten
(10) days after the Issuing Bank provides WildCard written notice specifying the failure in the case of a failure to pay any amount then due under this Agreement;

         (b) In the event any financial statement, representation, warranty, statement or certificate furnished to it by Client in connection with or arising out of this Agreement is materially and intentionally untrue as of the date made or delivered.

         (c) Client (i) voluntarily commencing any proceeding or filing any petition seeking relief under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, liquidation or similar law,
(ii) applying for or consenting to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Party or for a substantial part of its property or assets, (iii) making a general assignment for the benefit of creditors, or (iv) taking corporate action for the purpose of effecting any of the foregoing; or

         (d) The commencement of an involuntary proceeding or the filing of an involuntary proceeding or the filing of an involuntary petition in a court of competent jurisdiction seeking (i) relief in respect of Client, or of a substantial part of its property or assets under Title 11 of the United States Code or any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiv6r, trustee, custodian, sequestrator or similar office for the Client or for a substantial part of its property or assets, or (iii) the winding up or liquidation, of the Client, if such proceeding or petition shall continue un-dismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for sixty (60) days.

         (e) Upon any change to or enactment of any law or regulation which would have a material adverse effect upon the Transaction Card Program.

         12.3 INSOLVENCY. Except as otherwise provided by law, either Party may terminate this Agreement by written notice to the other Party if one of the Parties (a) commences a voluntary proceeding under any Federal or state bankruptcy, insolvency or reorganization law, or (b) has such a proceeding filed against it and fails to have such proceeding stayed or vacated within thirty
(30) days, or (c) upon the end of any such stay, fails to have such involuntary proceeding vacated within ten (10) business days thereafter, or (d) admits the material allegations of any petition in bankruptcy filed against it, or (e) is adjudged bankrupt, or (f) makes a general assignment for the benefit of its creditors, or if a receiver is appointed for all or a substantial portion of such Party's assets and is not discharged within ten (10) business days after the appointment of the receiver. Any termination of this Agreement pursuant to this Section 12.3 shall be considered to be by reason of anticipatory breach of contract, and such termination shall be without prejudice to any rights the terminating Party may have by reason of such anticipatory breach.

         12.4 TERMINATION FOR CERTAIN LEGAL CHANGES. If either Party reasonably concludes that this Agreement cannot be performed without violating applicable Governmental Requirements, or if the application of such Governmental Requirements impose material, additional and reasonably unavoidable costs to be incurred by WildCard, the Parties will negotiate in good faith to modify this Agreement to the extent necessary to ensure that the Parties will be in full compliance with all applicable Governmental Requirements. If such modifications require material change in Services or WildCard's cost of Services, the Parties will negotiate in good faith to make any required change in the Charges specified in this Agreement. If the Parties cannot agree to any required changes, either Party may, by giving written notice to the other Party, terminate this Agreement as of a date specified in such notice. In addition, if any governmental authority or third party initiates any action asserting that actions by Parties under this Agreement violates any Governmental Requirements, either Party may, by giving written notice, terminate this Agreement as of a date specified in such notice.

         13.  GENERAL

         13.1 INDEPENDENT CONTRACTOR RELATIONSHIP. WildCard is serving as an independent contractor to Client under this Agreement. Nothing in this Agreement shall be deemed or construed to create the relationship of partnership or joint venture between the Parties, it being understood that neither the method of computing compensation nor any other provision contained in this Agreement shall be deemed to create any relationship between the Parties other than the relationship of independent parties contracting for services. Neither Party has, and shall not hold itself out as having, any authority to' enter into any contract or create any obligation or liability on behalf of, in the name of, or binding upon the other Party.

         13.2 NOTICES. Any notices to be given hereunder to any other Party, including any notice of a change of address, shall be in writing and shall be deemed validly given if (a) delivered personally or (b) sent by overnight or second day express delivery service or (c) sent by registered or certified mail, postage prepaid, return receipt requested or (d) sent by confirmed facsimile, as follows:

                 If to Client:


                         -------------------------

                         -------------------------

                         -------------------------
                         Attn:
                              --------------------
                         Fax:
                              --------------------

         If to WildCard:

                 WildCard Systems, Inc.
                 1601 Sawgrass Corporate Parkway
                 Suite 300
                 Sunrise, FL 33323
                 Attn: Bill Kline
                 Fax: 954 851-9537

All such notices shall be deemed given on the date of actual receipt by the addressee if delivered personally, on the date of deposit with the express delivery service or the postal authorities if sent in either such manner, on the date of the facsimile confirmation if sent in such manner, and on the date of actual receipt by the addressee if delivered in any other manner.

         13.3 SCHEDULES AND ATTACHMENTS. Immediately following the signature page is a list of Schedules which have been attached to this Agreement before execution and are hereby incorporated by reference. Following execution of this Agreement, certain additional Schedules and attachments may be expressly agreed upon by the Parties pursuant to the provisions of this

Agreement whereupon such Schedules or attachments shall become part of this Agreement and incorporated by reference. References in this Agreement to a "Schedule" means a schedule to this Agreement and all attachments thereto unless otherwise provided.

         13.4 RESOLUTION OF CONFLICT BETWEEN DOCUMENTS. In the event of any conflict between the terms of this Agreement and any Schedule, this Agreement shall control the Parties' rights and obligations except where this Agreement has been expressly amended in such Schedule. In the event of any conflict between the terms of any Schedule and an attachment to such Schedule, the Schedule shall control the Parties' rights and obligations except where the Schedule has been expressly amended in such attachment.

         13.5 ASSIGNMENT. Each Party shall have the right to assign this Agreement to an Affiliate of such Party as well as to any successor to a substantial part of the business or assets of such Party; provided that any such assignment shall not relieve the assigning Party of its obligations under this Agreement. WildCard shall have the right to utilize the services of subcontractors in performing the Services, provided that WildCard shall retain responsibility under this Agreement for all subcontracted Services. The term "Affiliate" means an entity controlling, controlled by, or under common control with the specified Party, with control meaning (a) owning directly or indirectly more than 50% of the outstanding voting equity interests of an entity or (b) having the right directly or indirectly to appoint a majority of members of the board or other body which directs the management and policies of an entity.

         13.6 AMENDMENT OR WAIVER. No amendment or modification of this Agreement shall be valid unless it is in writing and signed by both Parties. No waiver of any provision of this Agreement shall be valid unless it is in writing and signed by the Party who is asserted to have made the waiver; any waiver of a breach or observance of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

         13.7 HEADINGS; CAPTIONS. The headings and captions of this Agreement are included for convenience only and shall not be considered in construction of the provisions hereof.

         13.8 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida without regard to its conflicts of laws principles. Subject to the dispute resolution procedures in this Agreement, all legal proceedings relating to the subject matter of this Agreement shall be maintained in the federal courts sitting in the State of Florida (or in the state courts sitting in the State of Florida if federal court jurisdiction is not available) and each Party consents that jurisdiction and venue for any such legal proceedings shall lie exclusively with such courts.

         13.9 SURVIVAL. The provisions of Sections 3.9, 3.10, 3.11, 4.2, 4.3, 4.4, 5, 6, 7, 9, 11, 13.1, 13.2, 13.8 and 13.12 shall survive any expiration or termination of this Agreement.

         13.10 SEVERABILITY. If any provision of this Agreement shall be determined by any court of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not affect the remainder of this Agreement, which shall be construed as if such invalid or unenforceable provision had never been a part of this Agreement but in a manner so as to carry out as nearly as possible the Parties' original intent.

         13.11 BINDING EFFECT. This Agreement shall be binding upon and shall benefit the Parties and their respective successors and permitted assigns.

         13.12 NO  THIRD  PARTY   BENEFICIARIES.    There  are  no  third  party
beneficiaries of this Agreement.

         13.13 COUNTERPARTS.   This Agreement may be executed  simultaneously in
several counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument.

         13.14 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties regarding the subject matter hereof and supersedes any letters of intent, memorandums of understanding, confidentiality agreements, and other agreements and communications, oral or written, between the Parties regarding such subject matter.

         IN WITNESS WHEREOF, the Parties hereto have caused this Services Agreement to be duly executed and delivered by their respective officers thereto duly authorized, all as of the day and year first above written.

WILDCARD SYSTEMS, INC.                        CORPORATE SPORTS INCENTIVES,
                                              INC.

By: /s/ Gary Palmer                           By: /s/ Anthony G. Roth
    ---------------                               -------------------

Name: Gary Palmer                             Name: Anthony Roth
      -----------                                   ------------

Title: COO                                    Title:   CEO
       ---                                             ---

Date: 4/1/2003                                Date:   4/1/2003
      --------                                        --------

                               INDEX TO SCHEDULES
                                       TO
                               SERVICES AGREEMENT

               Schedule A             Program Schedule
               Schedule B             Insurance Coverages
               Schedule C             Service Standards

                               PROGRAM SCHEDULE A
                                       TO
                               SERVICES AGREEMENT

This Program Schedule (the "Program Schedule") is entered into this lst day of April, 2003, by and between WILDCARD SYSTEMS, INC., a Florida corporation ("WildCard") and CORPORATE SPORTS INCENTIVES, INC., a New Hampshire Corporation ("Client"), in accordance with the terms of the Services Agreement among the parties dated April 1, 2003 (the "Agreement").

1.0      OVERVIEW SUMMARY

         The Golf Ticket, Ski Ticket and Spa Gift are prepaid cards (collectively known as "UGT") that operates through the Discover network and is restricted to certain golf courses, ski resorts or spas identified by Client. The UGT will be sold at a variety of retail or e-tail establishments as a stand-alone gift card, distributed by Client to various entities that may distribute the Cards or packaged with other products.

         Typically, merchants that sell the UGT Card will "activate" the Card their POS systems that have been modified to route these transactions or messages to WildCard in some mutually agreed upon fashion. In some instances Cards will be "activated" via the IVR in which the purchaser may also provide certain personal data to an automated system or Live Agent as directed by Client. Also, Client may deploy other means for electronic activation when Cards are distributed to various entities for their distribution.

         An important aspect of this Program is that the Cardholder or other purchaser of a Card, has acquired an "experience" and not a Card with a monetary denomination. Cards will be designed for either a single authorization or one-reload , subject to certain business rules and then any remaining balance remove. Any value associated with these Cards is not to shared with anyone other than the Client and Discover.

2.0        WI1DCARD SERVICES DESCRIPTION

         2.1 WildCard will provide the ordinary and customary transaction processing services (ex. account creation, facilitating card fulfilment, authorization and settlement, etc.) and other services associated with Cards as agreed to by the parties in accordance With this Program Schedule.

         2.2 Cards will only be authorized for purchases at a network of merchants. The precise method for enabling this, either by MCC or Merchant ID codes, will be mutually agreed upon by the parties.

         2.3      Cards  will  only  be  permitted   for  one  or  two  approved
                  authorizations (as defined by the Client) - any additional attempts will be declined.

         2.4 The value associated with each Card will be determined by the Client.

         2.5 The dollar value associated with a Card shall only be disclosed to the Client and never to any other party including the Cardholder or in any fashion by WildCard.

         2.6 WildCard shall provide timely detailed reporting and account information on a prescribed basis regarding any debits or credits WildCard makes to the Settlement Account.

         2.7 WildCard shall submit Client's image graphics and the promotional material for the program to Discover for review and approval upon WildCard's receipt of such materials from Client.

         2.8 WildCard will provide movement of funds between WildCard and Discover on each Bank business day for settlement in accordance with the funding requirements established by WildCard and Discover and agreed upon by Client.

         2.9 If directed by Client, WildCard will automatically chargeback any permissible settled but unauthorized transactions, in accordance with Discover's operating regulations and the parameters established by Client, in order to minimize the opportunity for negative balances or overdraft.

         3.0 WildCard will attempt to secure a Discover Issuer and Discover approval, but makes no warranties as to Discover's willingness nor an Issuer's willingness to approve and support the Program.

3.0      KEY ASSUMPTIONS

         This description of Services and WildCard's pricing to perform the Services are based on the following key assumptions. Deviation from these assumptions may require an adjustment to price, the solution architectural description, the proposed implementation plan, the service standards, and the description of Services.

--------------------------------------------------------------------------------
Program Name                                UGT Card
--------------------------------------------------------------------------------
Program Anticipated Live Date               June 2003
--------------------------------------------------------------------------------
Initial Card Stock Order
--------------------------------------------------------------------------------
Card/Account Branding                       Novus/Discover on the back of Cards
--------------------------------------------------------------------------------
Card/Account Type -                         Some are Non-Reloadable, Others are
                                            Reloadble
--------------------------------------------------------------------------------
Card/Virtual Account Acceptance             Only Authorized as Select Merchants
--------------------------------------------------------------------------------
Card Fulfillment                            TBD - Oberthur will Manufacture
                                            Cards
--------------------------------------------------------------------------------
PIN Notification Method.                    No PIN
--------------------------------------------------------------------------------
Card Account Design                         Physical, Custom Cards
--------------------------------------------------------------------------------
Card Accounts Issued During Year One        250,000
--------------------------------------------------------------------------------
Card Accounts Issued During Year Two        500,000
--------------------------------------------------------------------------------
Card Accounts Issued During Year Three      1,000,000
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Card Account Ordering Method                Written Request to WildCard
--------------------------------------------------------------------------------
Value Load Frequency                        One or Two Times as Configured
--------------------------------------------------------------------------------
Value Load Source                           EFT from Client
--------------------------------------------------------------------------------
Value Load Method                           Pre-Determined by Client
--------------------------------------------------------------------------------
Card/Account Activation Method              Electronically from Merchant's POS
                                            devices or through the IVR
--------------------------------------------------------------------------------
Primary Customer Service Method             Client with Talon
--------------------------------------------------------------------------------
Secondary Customer Service Method           WildCard Systems
--------------------------------------------------------------------------------
Tertiary Customer Service Method            N/A
--------------------------------------------------------------------------------
Single or Multiple Purse                    Multiple
--------------------------------------------------------------------------------
Custom or Generic IVR Options               Custom IVR
--------------------------------------------------------------------------------

4.0      CLIENT OBLIGATIONS

4.1 Client shall be responsible for "good funds" associated with all Cards, Good funds means that WildCard will honor, subject to other provision of this Agreement, instructions to activate and/or load value to Cards. WildCard shall have not liability should Client later discover that funds associated with the transaction are not good (ex. Cards are purchased using counterfeit currency, a bad check, fraudulently used credit cards, etc.).

4.2 Client shall provide graphics, promotional material to WildCard Systems in sufficient time to allow for review and approval by Discover prior to Program start.

4.3      Client shall pay, without demand or setoff, the Fees.

4.4 Client shall disclose all applicable terms and conditions to its customers. Such terms and conditions shall be subject to WildCard's and Discover's prior written approval.

4.5 Client will be responsible to fund any overdraft or negative balances from the Cards if WildCard has failed to win a chargeback from a Merchant that has presented settled but unauthorized transactions or a Cardholder dispute is not resolved to the satisfaction of the Cardholder and an overdraft remains.

4.6 WildCard will provide Client with reports as requested in accordance with the Fee Schedule. The reports will be available to Client on their reporting URL provided by WildCard.

4.7 Client will be responsible for providing all funds associated with "active Cards" associated with this program. Client will initiate a funds transfer, equal to the difference between dollars on deposit and the total dollar amount associated with Cards into the WildCard settlement account each business day.

4.8 Once a transaction has been authorized and settled to a Card, WildCard will close the account and any difference will be available to Client, less the WildCard revenue share stipulated in the Agreement.

4.9 Client will be responsible for negative balances. If an account remains on the negative balance report for 35 days, the account will be adjusted to zero balance, closed and the adjusted amount will be taken from the WildCard settlement account. Client will transfer total dollar amount for necessary adjustments to the WildCard settlement account.

4.10 Client is responsible for any and all losses associated with fraudulent purchase, distribution of use of Cards.

4.11     No Statements will be provided - Cards are anonymous.

4.12 Client has elected to provided live agent customer support for Cardholders. Discover requires a minimum of 14-hours per day of Cardholder customer support.

5.0      TERM

         5.1 SCHEDULED START UP DATE. The Scheduled Start Up Date for Services under this Program Schedule is______________________, 2003.

         5.2 ORIGINAL TERM. The term of this Program Schedule shall begin on the date the start up activities have been successfully completed and shall extend for three (3) processing years, unless extended or earlier terminated in accordance with this agreement. The first processing year shall commence on the scheduled start-up date that is to be determined and continue through the last day of the twelve (12) month period commencing on the expiration of the preceding processing year ("Processing Year")

         5.3 RENEWAL TERM(S). This Program Schedule shall automatically extend for additional periods of one Processing Year each (a "Renewal Term") following the conclusion of the Original Term and each Renewal Term, if any, thereafter, unless terminated prior to such extension as provided in this Section. If either party does not want this Program Schedule to-automatically extend at the conclusion of the Original Term (or any Renewal Term, whichever is applicable), then such party shall give the other party written notice to that effect not less than ninety
                  (90) days before the expiration of the existing term (whether the Original Term or a Renewal Term. The Charges and Revenue Share applicable during the Renewal Term shall be those set forth in Section 6.0 of this Program Schedule increased to account for a price index change, described in Section 8.0 of this Program Schedule.

6.0      CHARGES AND REVENUE SHARE

         6.1 START-UP FEE. The start-up fee for this Program is to be determined based on the outcome of the Scope Phase and approved by the Client unless a Standard Implementation is possible and this fee is identified in Exhibit 1.

         6.2 FEES AND CHARGES. Exhibit 1 to this Program Schedule, as well as others Sections of 6.0 contained herein, reflects the Fees for Services that shall apply for Services provided to Client under this Program Schedule. Any additional Fees or Charges will be defined in separate Exhibits, Schedules, Engagement Authorizations, Work Orders, etc. as approved and accepted by the Client.

         6.3 MINIMUM MONTHLY SERVICE FEES. Client agrees to Minimum Monthly Service Fees as defined in Exhibit 1 to this Program Schedule and reflected below.

                  Start Up - Month 6           $0
                  Month 7 - End of Contract    $2,500 per month

          6.4 LIQUIDATED DAMAGES. The Charges under this Program Schedule were determined by mutual agreement based upon certain assumed volumes of Services and the length of the Original Term of this Agreement. Bank acknowledges that without the certainty of revenue from the Minimum Monthly Services Fees provided in
                  Section 6.3 of this Program Schedule, WildCard would have been unwilling to provide processing services at the prices set forth in this Program Schedule. The Parties agree it would be difficult or impossible to ascertain WildCard's actual damages for a termination or other breach of the Agreement by Bank resulting in a termination of this Program Schedule before the end of the Original Term. The Parties further agree that an amount equal to the sum of the present values of the payment in each full Processing Year which remains during the Original Term of this Program Schedule in an amount equal to the lessor of (a) eighty percent (80%) of the Charges which were paid by Bank to WildCard for the Services provided under this Program Schedule during the Processing Year which immediately precedes the Processing Year in which termination occurs, or (b) the Minimum Monthly Services Fees (the "Liquidated Damages") is a reasonable estimation of the actual damages which WildCard would suffer if WildCard were to fail to receive the processing business under this Program Schedule forlhe full Original Term,, If the lessor amount is calculated to be less than $25,000, Client shall pay $25,000 as Liquidated Damages and if the lessor amount is calculated to be greater than $150,000, Client shall pay $150,000 as Liquidated Damages but in no event shall the payment exceed the sum of the remaining Minimum Monthly Service Fees. In determining the present value of the amount, an interest rate equal to the three (3) month Treasury Bill Rate, as quoted in THE WALL STREET JOURNAL for the date on which termination occurs, or if not available on the date of termination, as soon thereafter as the next edition of THE WALL STREET JOURNAL is published, shall be assumed and the payments shall be assumed to be made on the first day of each year of the Original Term of this

                 Program Schedule. Each Party acknowledges and agrees, after taking into account the terms of the Agreement, this Program Schedule, and all relevant circumstances at the date hereof, that the Liquidated Damages payable under this Section 6.4 represents a reasonable and genuine pre-estimate of the damages which would be suffered by WildCard in the event of early termination of this Program Schedule and does not constitute a penalty. Despite the foregoing, nothing in the Agreement shall limit WildCard's right to recover from Bank (a) any amounts advanced by WildCard on behalf of Bank in the performance of the Services, (b) any amounts for which Bank is liable under the Agreement, or (c) any payment under any provision for indemnification under the Agreement.

         6.5 DISCOVER OR PAYMENT NETWORK FEES. WildCard shall pass-through and bill to Client any and all fees incurred by WildCard for supporting Client's program from Discover or any other Payment Network. Those fees as follows: 1St Year Program Fee $7,000 ($4,000 per year thereafter) $0.135 per Card for Account Number License Fees and in Quantities of 10,000 $0.055 per Transaction for Discover/Novus Network and Data Services Fees These fees may change from time-to-time and WildCard will notify Client of any changes.

         6.6 REVENUE SHARE WITH CLIENT. WildCard shall rebate to Client 25% of the net disbursements to WildCard from Discover, less any Bank Sponsorship fees if applicable. WildCard will remit this within 15-days after receipt of the funds from Discover. Discover in its sole discretion establishes the rate at which disbursements, if any, are provided to WildCard.

         6.7 REVENUE SHARE WITH WILDCARD. Each quarter, Client will compute the sum of the differential and unspent balances between the amounts loaded on Cards and the actual cost of services from Merchants (settled transactions) for expired and used cards. Then, Client will subtract from this amount any value associated with re-issued cards as well as fees paid to WildCard. This shall be defined as "net" differential, of which WildCard shall receive 10% of this amount payable within 45-days of the end of each quarter. Client will use existing reports and invoices from WildCard to determine these amounts, and provide WildCard with details of how this was computed.

7.0      REIMBURSEMENTS AND ASSESSMENTS

                  a. If required, the communications data circuit, including the reoccurring service charge, service termination fees and required modem(s) (data sets) at Client's location(s) and WildCard, terminal(s) and any other directly associated expenses, shall be at Client's expense. The data circuit cost will be no greater than that associated with a point-to-point digital data circuit(s) based on the tariffs of WildCard's primary carrier. One time costs related to the installation of the circuit, as specified by such tariffs, will also be paid by Client. The actual circuit speed and ensuing cost will be determined by Client's communications requirements.

                  b. Client shall pay all courier expenses associated with the transportation of reports and documents from Client to WildCard and from WildCard to Client.

                  c. WildCard agrees to act as an agent on behalf of Client and Client shall reimburse WildCard for the purchase on Client's behalf of the postage required for materials mailed by WildCard on behalf of Client. The amount reimbursed by. Client to WildCard for postage while this Agreement is in effect will be the then current first class postage rate for all mailings mailed by WildCard on behalf of Client.

8.0 PRICING APPLICABLE TO RENEWAL TERMS. During each Renewal Term, WildCard may increase the Charges which were in effect for the immediately preceding Processing Year (the "Old Year") by an amount not to exceed a percentage of the Charges which were in effect for the Old Year. The percentage to be utilized for each such price increase shall be the percentage change in the Consumer Price Index ("CPI") during a period described below; provided, however, that in no event shall such increase be greater than five percent (5%) nor less than two percent (2%). For purposes of this paragraph, the CPI shall be the index compiled by the United States Department of Labor's Bureau of Labor Statistics, Consumer Price Index for All Urban Consumers (CPI-U) having a base of 100 in 1982-84, using that portion of the index which appears under the caption "Other Goods and Services." The percentage change in the CPI shall be calculated, and notification given to Client ninety
         (90) days in advance of the effective date of said increase, by comparing the CPI using a twelve (12) month period ending three (3) months prior to notification to Merchant and expressing the increase in said CPI through the twelve (12) month period as a percentage.

IN WITNESS WHEREOF, pursuant and in accordance with the Services Agreement between the parties, the parties have executed this Program Schedule as of APRIL 1, 2003.

CLIENT

By: /s/ Anthony G. Roth
    -------------------
Title: CEO
       ---

WILDCARD SYSTEMS , INC.

By: /s/ Gary Palmer
    ---------------
Title: COO
       ---

                                    EXHIBIT 1
                              TO PROGRAM SCHEDULE A


------------------------------------------------------------------------------------------------------------------------------
                                              WILCARD SYSTEMS SERVICES AND FEES
------------------------------------------------------------------------------------------------------------------------------
                                                      PRIMARY SERVICES
------------------------------------------------------------------------------------------------------------------------------
BILLING CODE                            SERVICE ITEM                                              FEE
------------------------------------------------------------------------------------------------------------------------------
                     Initial Client and First Program Set-up              $12,500 Scope Review and $12,500 for
                                                                          Standard Implementation
------------------------------------------------------------------------------------------------------------------------------
                     Additional Standard Program Set-Ups                  $7,500 per Standard Program Set-U
------------------------------------------------------------------------------------------------------------------------------
                     Minimum Monthly Service Fees                         Months 1 - 6 Waived
                                                                          Months 7 + $2,500 per month
------------------------------------------------------------------------------------------------------------------------------
                     Account Creation, Thermal Printing or                MONTHLY QUANTITY ORDERED
                     Embossing and Magnetic Stripe Encoding               10,000 - 25,000 $0.41 per card
                                                                          25,001 - 50,000 $0.39 per card
                                                                          50,001 - 150,000 $0.35 per card
                                                                          150,001 - 500,000 $0.29 per card
                                                                          500,001 - 1 Mil $0.24 per card
                                                                          1 mil + $0.20 per card
------------------------------------------------------------------------------------------------------------------------------
                     Card Activation & Record Maintenance                 $0.27 per activation
                        Electronic                                        $0.40 per minute plus $0.27
                        IVR                                               $1.00 per minute plus $0.27
                        Live Agent
------------------------------------------------------------------------------------------------------------------------------
                     POS Transactions                                     $0.063 per transaction
------------------------------------------------------------------------------------------------------------------------------
                     Cardholder Support'                                  $0.40 per minute
                        IVR Customer Support                              $1.00 per minute
                        Live Agent Customer Support
------------------------------------------------------------------------------------------------------------------------------
                     Shipping and/or Postage                              Postage, mail-forwarding, shipping or
                                                                          related charges will be passed-through and
                                                                          billed at cost
------------------------------------------------------------------------------------------------------------------------------
                     Plastic Cards, POS Packaging, Card                   As quoted based on quantities, designs,
                     Carriers, Envelopes, Statements, etc.                etc.
------------------------------------------------------------------------------------------------------------------------------
                     Plastic Card Run Set-U                               $10.00 per card run order
------------------------------------------------------------------------------------------------------------------------------
                     "My Account" Service and Gift Card Site              $17,500 Web-site configuration
                     Configuration and Setup                              $500 per month hosting fee
                     Web Site Hosting
------------------------------------------------------------------------------------------------------------------------------
                     Standard Report Package                              $250 / month for 8 Standard Reports
                        Standard Report                                   $35 for each additional Standard Report
------------------------------------------------------------------------------------------------------------------------------
                     Monetary Account Adjustments Other                   $0.220 per monetary adjustment
                     than POS/ATM Transactions or Initial
                     Value Load in CardWiz(TM) or Other
                     Electronic Method
------------------------------------------------------------------------------------------------------------------------------
                     Electronic  Access to our  Systems  through   A2A    Fee waived
                     (OLTP)  or  Batch   File   Transfers   (excludes
                     WildCard generating reports)


 ' As indicated in the definition for Minimum Monthly Service Fees, the Fees paid for these Services apply toward the Minimum Monthly Service Fees.

Confidential and Proprietary         Page 1                        February 2003
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

------------------------------------------------------------------------------------------------------------------------------
                                             WILDCARD SYSTEMS SERVICES AND FEES
------------------------------------------------------------------------------------------------------------------------------
                                       MISCELLANEOUS AND/OR OPTIONAL SERVICES AND FEES
------------------------------------------------------------------------------------------------------------------------------
BILLING CODE                            SERVICE ITEM                                              FEE
------------------------------------------------------------------------------------------------------------------------------
                     CardWiz(TM)- Web-based Middleware for                $5,000 set-up
                     Program Administration                               $15 per user, per month
                       Configuration and Setup
                       User Licenses
------------------------------------------------------------------------------------------------------------------------------
                     CardWiz(TM)Technical Support                         1 free call per 10 CardWiz(TM) users per
                                                                          month, and then $10 per call thereafter
------------------------------------------------------------------------------------------------------------------------------
                     Accounts  on File                                    $0.05 per card,  per month - but only assessed
                                                                          beginning  in the 16th  month and  forward  if
                                                                          Client has not  instructed  WildCard to remove
                                                                          an account from the System.
------------------------------------------------------------------------------------------------------------------------------
                     Addition of Ultragraph onto Card                     $0.20 per side/card and $250 set-up fee
                                                                          per image
------------------------------------------------------------------------------------------------------------------------------
                     Thermal Printing or Embossing Account                $0.20 for additional thermal printing of an
                     Number or Proxy on Other Side of Card                account number or proxy
------------------------------------------------------------------------------------------------------------------------------
                     Affixing Activation Label to Card                    $0.12 per activation label
------------------------------------------------------------------------------------------------------------------------------
                     Automatable Card Package Inserts                     $0.07 per insert
------------------------------------------------------------------------------------------------------------------------------
                     Manual Card Package Insert                           $0.20 per insert
------------------------------------------------------------------------------------------------------------------------------
                     Rubber band bundlin (25 per)                         $0.95 per bundle
------------------------------------------------------------------------------------------------------------------------------
                     Rubber band bundlin (50 per)                         $1.95 per bundle
------------------------------------------------------------------------------------------------------------------------------
                     Shrink wrap bundling (25 per)                        $3.25 per bundle
------------------------------------------------------------------------------------------------------------------------------
                     Shrink wrap bundling (50 per)                        $5.95 per bundle
------------------------------------------------------------------------------------------------------------------------------
                     Client Dedicated Toll-Free Numbers for               One dedicated Client number maintained
                     Customer Service                                     at no charge, each addition number is
                                                                          $250 per set-a and $30 per month
------------------------------------------------------------------------------------------------------------------------------
                     Check Issuance to Remove Value                       $5.25 per check
------------------------------------------------------------------------------------------------------------------------------
                     Lost/Stolen Card Processing                          $15 per card/account reported lost or
                                                                          stolen
------------------------------------------------------------------------------------------------------------------------------
                     Reissue Plastic Card with Same Account               $2.50 per card/account reissued plus Full
                     Number                                               Service
------------------------------------------------------------------------------------------------------------------------------
                     Return Mail/Statement/Card Handlin                   $4.50 per item returned
------------------------------------------------------------------------------------------------------------------------------
                     Chargebacks                                          $12.50 per charge-back processed
------------------------------------------------------------------------------------------------------------------------------
                     IVR Custom Configuration                             $150 per hour ($600 min)
------------------------------------------------------------------------------------------------------------------------------
                     Talon(TM)Software License Fee for                    $995 per agent user, the first 2-users
                     Remote Agent Support                                 licenses provided at no charge
------------------------------------------------------------------------------------------------------------------------------
                     Talon Annual Software Maintenance                    $199 per user, per year in years 2 and
                                                                          beyond


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


                                             WILDCARD SYSTMES SERVICES AND FEES
                                          PREMIUM, AD-HOC REPORTS AND DATE STORAGE
------------------------------------------------------------------------------------------------------------------------------
BILLING CODE                             SERVICE ITEM                                           FEE (1)
------------------------------------------------------------------------------------------------------------------------------
                      G2 Web Query                                        SET-UP: $7,500
                                                                          USER SUBSCRIPTIONS:
                                                                          1-5 Users $1,662 per license
                                                                          6-10 Users $1,466 per license
                                                                          11+Usets $1,222 per license
                                                                          ANNUAL MAINTENANCE PER USER:
                                                                          1-5 Users $665 per license per year
                                                                          6-10 Users $587 per license per year
                                                                          11+ Users $489 per license per year
                                                                          ADDITIONAL CUBES PER YEAR:
                                                                          $50 per report per year
-----------------------------------------------------------------------------------------------------------------------------
                      Report Storage Option 1- Current and                $300/GB per month for online storage
                      Prior Quarter On-Line Availability                  (whether zipped or not)
------------------------------------------------------------------------------------------------------------------------------
                      Report  Storage  Option 2 - Current  and            $300/GB per monthfor online storage
                      Prior Quarter On-Line  Availability and             (whether  zipped or not) - $300 per
                      Quarterly Creation of Storage Media                 DVD/CD burned and mailed

------------------------------------------------------------------------------------------------------------------------------
                      Report Storage Option 3 - Perpetual, On-            $300/GB per month online storage
                      Line Storage and Availability                       (whether zipped or not)
-----------------------------------------------------------------------------------------------------------------------------
                      Report Development - Custom                         $250 per hour ($500 min) and monthly
                                                                          fee as quoted


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


------------------------------------------------------------------------------------------------------------------------------
                                             WILDCARD SYSTMES SERVICES AND FEES
------------------------------------------------------------------------------------------------------------------------------
                                               RISK/FRAUD MANAGEMENT SERVICES
------------------------------------------------------------------------------------------------------------------------------
BILLING CODE                            SERVICE ITEM                                              FEE
------------------------------------------------------------------------------------------------------------------------------
                     Client Configuration for Risk                        $2,500 set-up and $100 per hour for
                     Management Services                                  changes after initial setup
------------------------------------------------------------------------------------------------------------------------------
                     Fraud Services Minimum Monthly                       $1,250 per month
                     Charges
------------------------------------------------------------------------------------------------------------------------------
                     Accounts on file for Fraud Servicing                 $0.055 per account, per month
------------------------------------------------------------------------------------------------------------------------------
                     Falcon and/or e-Falcon Transaction                   $0.006 per transaction
                     Scoring
------------------------------------------------------------------------------------------------------------------------------
                     WildCard Systems Transaction Analysis                $0.004 per transaction
------------------------------------------------------------------------------------------------------------------------------
                     Risk Wise Review                                     $0.350 per inquiry
------------------------------------------------------------------------------------------------------------------------------
                     Actioned Account - Fraud Services                    $3.50 per actioned account
                     Intervention
------------------------------------------------------------------------------------------------------------------------------
                     Auto-Statused Accounts                               $0.150 per account statused
------------------------------------------------------------------------------------------------------------------------------
                     Fraud Services Investigations                        $45 per hour
------------------------------------------------------------------------------------------------------------------------------
                     Warning Bulletin Notification                        $5.00 per card
------------------------------------------------------------------------------------------------------------------------------
                     International "Hot Card" Listing                     $5.00 per card
------------------------------------------------------------------------------------------------------------------------------
                     Cardholder Profile Matching                          $0.10 per inquiry
------------------------------------------------------------------------------------------------------------------------------
                     Octopus Review                                       Included in Accounts on File Fee
------------------------------------------------------------------------------------------------------------------------------
                     Bank Account Verification                            $5.00 per account verification
------------------------------------------------------------------------------------------------------------------------------
                     Negative Balance Review with Under                   $2.25 per item.
                     Floor Limit Activity
------------------------------------------------------------------------------------------------------------------------------
                     Auto-Email Notification                              $0.05 per account auto E-mailed.
------------------------------------------------------------------------------------------------------------------------------
                     eRACER Direct Client Access                          A) $25,000 initial set up fee
                                                                          B) $2,500 fee to add additional programs
                                                                          after the first
                                                                          C) $150 fee to additional users after the
                                                                          initial set up
                                                                          D) Annual Fee per User:
                                                                          > 1 - 5 users $1,595 per user
                                                                          > 6 - 10 users $1,450 per user
                                                                          > 11 or more users $1,195_5 per user
------------------------------------------------------------------------------------------------------------------------------
                     Positive File Insertion                              $1.50 per account
------------------------------------------------------------------------------------------------------------------------------


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


------------------------------------------------------------------------------------------------------------------------------
                                             WIDLCARD SYSTEMS SERVICES AND FEES
------------------------------------------------------------------------------------------------------------------------------
                                          PREMIUM, AD-HOC REPORTS AND DATA STORAGE
------------------------------------------------------------------------------------------------------------------------------

BILLING CODE                              SERVICE ITEM                                           FEE (1)
------------------------------------------------------------------------------------------------------------------------------
                      Premium Reports                                                  Number of Accounts on File
------------------------------------------------------------------------------------------------------------------------------
                      Name of Premium Report and Frequency                        0 to      100,001      500,001         Over
                      of Distribution                                          100,000           to           to    1,000,000
                                                                                            500,000    1,000.000
------------------------------------------------------------------------------------------------------------------------------
                      Cardholder Balance Detail - Daily                           $120         $160         $200         $250
------------------------------------------------------------------------------------------------------------------------------
                      Cardholder Balance Summary - Daily                           $80         $100         $125         $150
------------------------------------------------------------------------------------------------------------------------------
                      Expanded Daily Activity Detail - Daily                       $45          $60          $75          $90
------------------------------------------------------------------------------------------------------------------------------
                      Daily Authorizations - Daily                                 $60          $80         $100         $120
------------------------------------------------------------------------------------------------------------------------------
                      All Other Premium Daily Reports                              $45          $60          $75          $90
------------------------------------------------------------------------------------------------------------------------------
                      Any Premium Weekly Reports                                   $40          $50          $60          $70
------------------------------------------------------------------------------------------------------------------------------
                      Any Premium Monthly Report                                   $30          $40          $50          $60
------------------------------------------------------------------------------------------------------------------------------
(1) FEES ARE PER REPORT, PER MONTH
------------------------------------------------------------------------------------------------------------------------------
                      G2 Impromptu Web Reports                            Set-Up: $7,500
                                                                          User Subscriptions:
                                                                          1 - 5 Users $1,466 per license
                                                                          6 - 10 Users $1,320 per license
                                                                          11 + Users $1,075 per license
                                                                          Annual Maintenance Per User:
                                                                          1 - 5 Users $587 per license per year
                                                                          6 - 10 Users $528 per license per year
                                                                          11 + Users $430 per license per year
                                                                          Additional Cubes Per Year:
                                                                          $70 per report per year
------------------------------------------------------------------------------------------------------------------------------
                      G2 Web PowerPlay                                    Set-Up: $7,500
                                                                          User Subscriptions:
                                                                          1 - 5 Users $1,760 per license
                                                                          6 - 10 Users $1,662 per license
                                                                          11 + Users $1,515 per license
                                                                          Annual Maintenance Per User:
                                                                          1 - 5 Users $704 per license per year
                                                                          6 - 10 Users $665 per license per year
                                                                          11 + Users $606 per license per year
                                                                          Additional Cubes Per Year:
                                                                          $70 per report per year


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


------------------------------------------------------------------------------------------------------------------------------
                                             WILCARD SYSTEMS SERVICE DEFINITIONS
------------------------------------------------------------------------------------------------------------------------------
                                                      PRIMARY SERVICES
------------------------------------------------------------------------------------------------------------------------------
   BILLING CODE                          SERVICE ITEM                               DESCRIPTION OF SERVICE
------------------------------------------------------------------------------------------------------------------------------
                     Initial Client and First Program Set-up              The process of establishing Client information
                                                                          and first standard  program  parameters on the
                                                                          system  in  as  defined  b  WildCard's  system
                                                                          feature set.
------------------------------------------------------------------------------------------------------------------------------
                     Additional                                           Standard   Program   Set-Up  The   process  of
                                                                          establishing each additional  standard program
                                                                          on the system as defined by WildCard's  system
                                                                          feature set.
------------------------------------------------------------------------------------------------------------------------------
                     Minimum                                              Monthly  Service  Fees o Client shall pay each
                                                                          month the  greater  of the sum of actual  fees
                                                                          for any  serviced  marked  with a  superscript
                                                                          number  one (1) or the  amount  listed  as the
                                                                          Minimum Monthly Service Fees.
------------------------------------------------------------------------------------------------------------------------------
                     Account Creation, Thermal Printing or                Includes WildCard generating an account number
                     Embossing and Magnetic Stripe Encoding               approved by a payment network and facilitating
                                                                          the  thermal  printing  or  embossing  of  the
                                                                          account number on the Card as well as encoding
                                                                          the magnetic-stripe.
                                                                          Does not  include  the cost of plastic  cards,
                                                                          card  carriers,  envelopes,   postage/shipping
                                                                          charges,  etc.  which will be billed to Client
                                                                          in accordance with the Agreement.
------------------------------------------------------------------------------------------------------------------------------
                     Card Activation & Record Maintenance                 Includes  changing  the  status of a card from
                          Electronic                                      "ready  to   activate"   to  "active"  via  an
                                                                          electronic method supported by WildCard.


                     IVR                                                  Includes  changing  the  status of a card from
                                                                          "ready  to   activate"  to  "active"  via  the
                                                                          WildCard IVR.

                     Live                                                 Agent  Includes  changing the status of a card
                                                                          from "ready to  activate"  to  "active"  via a
                                                                          live agent.


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


------------------------------------------------------------------------------------------------------------------------------
                                            WILDCARD SYSTEMS SERVICE DEFINITIONS
------------------------------------------------------------------------------------------------------------------------------
                                                      PRIMARY SERVICES
------------------------------------------------------------------------------------------------------------------------------
BILLING CODE                              SERVICE ITEM                                   DESCRIPTION OF SERVICE
------------------------------------------------------------------------------------------------------------------------------
                      POS Transactions                                    Each  POS  transaction  and  back-end  process
                                                                          involving  a non-PIN  required  event  such as
                                                                          authorization  request,  settlement,   credit,
                                                                          adjustment,  return,  refund,  etc. associated
                                                                          with  any  account  that   originates  from  a
                                                                          merchant  (physical or virtual) or bank and is
                                                                          transmitted to WildCard for  processing.  Each
                                                                          transaction  type  as  described  above  is  a
                                                                          separate transaction.
------------------------------------------------------------------------------------------------------------------------------
                      Cardholder Support

                          IVR Customer Support                            The   processing  of  an  IVR  call  from  our
                                                                          standard options of IVR services.

                          Live  Agent Customer Support                    The handling of a cardholder inquiry by a Live
                                                                          Agent and the handling of any email inquiries.

------------------------------------------------------------------------------------------------------------------------------
                      Shipping and/or Postage                             Postage  or  shipping   fees  to  deliver  any
                                                                          material for any purpose as required.
------------------------------------------------------------------------------------------------------------------------------
                      Plastic Cards, POS Packaging, Card                  WildCard's coordination of the Discover, Visa,
                      Carriers, Envelopes, Statements, etc.               MasterCard  or other  payment  network  and if
                                                                          applicable the Issuing Bank approval  process,
                                                                          as  well  as the  actual  production  of,  and
                                                                          staging in the  fulfillment  center of plastic
                                                                          cards,  card carriers,  envelopes,  activation
                                                                          labels, statements, cardholder disclosures and
                                                                          other items as requested by the Client.
------------------------------------------------------------------------------------------------------------------------------
                      Plastic Card Run Set-Up                             Each   set-up   event   to   facilitate    the
                                                                          personalization,  encoding,  embossing, and/or
                                                                          package  fulfillment of a single file transfer
                                                                          of plastic cards with identical  package ID's.
                                                                          Specifically,  this fee applies to each time a
                                                                          file transfer for plastic card  fulfillment is
                                                                          processed with different card designs, thermal
                                                                          printing,  deliverable timeframes,  or package
                                                                          components.


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

------------------------------------------------------------------------------------------------------------------------------
                                            WILDCARD SYSTEMS SERVICE DEFINITIONS
------------------------------------------------------------------------------------------------------------------------------
                                                      PRIMARY SERVICES
------------------------------------------------------------------------------------------------------------------------------
BILLING CODE         SERVICE ITEM                                          DESCRIPTION OF SERVICE
------------------------------------------------------------------------------------------------------------------------------
                     "My Account" Services and Gift Card Site

                     Configuration and Setup                              The  selection  of options or  variables,  and
                                                                          implementation of those decisions,  associated
                                                                          with WildCard's standard web site that enables
                                                                          the Client to offer certain cardholder service
                                                                          functions  through the internet  with the look
                                                                          and feel designated by the Client.

                     Web Site Hosting                                     Includes   hosting   WildCard    applications,
                                                                          configured for the client, on our servers in a
                                                                          manner mutually agreed upon by the parties.
------------------------------------------------------------------------------------------------------------------------------
                     Standard Report Package                              The delivery of WildCard's standard reports to
                                                                          a URL for Client access.
------------------------------------------------------------------------------------------------------------------------------
                     Monetary  Account  Adjustments  Other than           Each individual credit or debit to an account,
                     POS/ATM Transactions or Initial Value                other   than  the   actual   credit  or  debit
                     Load in CardWiz(TM) or Other  Electronic             associated with a POS/ATM Transaction or value
                     Method                                               load of a payroll disbursement. Although there
                                                                          are several examples, two examples include the
                                                                          assessment  of a  cardholder  fee or  courtesy
                                                                          adjustment.
------------------------------------------------------------------------------------------------------------------------------
                     Electronic  Access to our Systems through            Each  electronic,   OLTP  transaction   and/or
                     A2A (OLTP) or Batch File Transfers                   application-to-application  (A2A)  interaction
                     (excludes WildCard generating reports)               (as  provided in our OLTP  documentation),  or
                                                                          batch  file   transaction  with  the  WildCard
                                                                          system by a Client or customer using published
                                                                          specifications  from  WildCard.  The Client or
                                                                          customer  is  responsible  for  any  hardware,
                                                                          software,  data  line  connectivity  or  other
                                                                          services  required to support this on both the
                                                                          Client  or  customer  site(s)  as  well  as at
                                                                          WildCard.
------------------------------------------------------------------------------------------------------------------------------


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

------------------------------------------------------------------------------------------------------------------------------
                                            WILDCARD SYSTEMS SERVICE DEFINITIONS
------------------------------------------------------------------------------------------------------------------------------
                                       MISCELLANEOUS AND/OR OPTIONAL SERVICES AND FEES
------------------------------------------------------------------------------------------------------------------------------
BILLING CODE                             SERVICE ITEM                                    DESCRIPTION OF SERVICE
------------------------------------------------------------------------------------------------------------------------------
                     CardWiz(TM) - Web-based Middleware for
                     Program Administration

                     Configuration and Setup                              The   selection   of  options   or   variables
                                                                          associated   with   WildCard's   standard  web
                                                                          application    for   program    administration
                                                                          enabling   the   Client   to   offer   certain
                                                                          Transaction Card service  functions  through a
                                                                          Web-application developed by WildCard.

                     User Licenses                                        Fee assessment  (per  individual  User ID) for
                                                                          access  to  CardWiz(TM)  via  the  Internet in
                                                                          order to perform the designated functions.
------------------------------------------------------------------------------------------------------------------------------
                     CardWiz(TM) Technical Support                        The   provision   of   technical   support  to
                                                                          CardWiz(TM)    Users   through  the  Technical
                                                                          Support Hotline.
------------------------------------------------------------------------------------------------------------------------------
                     Accounts on File                                     Fee  charged  during  any  month  in  which  a
                                                                          unique,  primary account number (PAN) and each
                                                                          secondary or  additional  account/card  number
                                                                          established on the WildCard  database and will
                                                                          continue  until  Client asks to the account to
                                                                          be  removed.   Service  includes   maintaining
                                                                          account    information   for    authorization,
                                                                          settlement  and  customer  service.  This  fee
                                                                          applies  until  the   Cardholder   Account  is
                                                                          purged,  deleted or otherwise removed from our
                                                                          system.  Accounts  will  remain on file  until
                                                                          instructed  to  remove  them by the  Client in
                                                                          writing.
------------------------------------------------------------------------------------------------------------------------------
                     Addition of Ultragraph onto Card                     Thermal  hot stamp of an  additional  approved
                                                                          logo or  image  will be  added  to a  produced
                                                                          plastic design at the time of embossing.  Each
                                                                          Ultragraph is limited to one color on one side
                                                                          based  off of a set  number of  offered  color
                                                                          foils.  Each  additional  color or printing on
                                                                          another side will count as another Ultragraph.


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


------------------------------------------------------------------------------------------------------------------------------
                                            WILDCARD SYSTMES SERVICE DEFINITIONS
------------------------------------------------------------------------------------------------------------------------------
                                       MISCELLANEOUS AND/OR OPTIONAL SERVICES AND FEES
------------------------------------------------------------------------------------------------------------------------------
BILLING CODE                             SERVICE ITEM                                    Description of Service
------------------------------------------------------------------------------------------------------------------------------
                     Thermal Printing or Embossing Account                During the Account  Creation  and Full Service
                     Number or Proxy on the Other Side of Card            Packaging process,  in which an account number
                                                                          or  proxy   number  is   thermal   printed  on
                                                                          one-side,  this  services  is  the  additional
                                                                          thermal  printing or  embossing  of an account
                                                                          number or a proxy  number on the other side of
                                                                          a card.
------------------------------------------------------------------------------------------------------------------------------
                     Affixing Activation Label to Card                    Affixing an activation label to a plastic card
                                                                          prior to packaging  and mailing.  Service does
                                                                          not   include  the  cost  of   producing   the
                                                                          activation label.
------------------------------------------------------------------------------------------------------------------------------
                     Automatable Card Package Inserts                     Placing  items that are  within  the  provided
                                                                          automatable  specification parameters into the
                                                                          cardholder  package  with the plastic card and
                                                                          card  carrier   beyond  what  is  included  in
                                                                          Account Creation and Full Service Packaging
------------------------------------------------------------------------------------------------------------------------------
                     Manual Card Package Insert                           An insert  that is not to the  specified  size
                                                                          for   automation.   This  insert  is  manually
                                                                          stuffed.
------------------------------------------------------------------------------------------------------------------------------
                     Rubber band bundling (25 per)                        Bundled  plastics  in  groups  of 25 bound via
                                                                          rubber band.
------------------------------------------------------------------------------------------------------------------------------
                     Rubber band bundling (50 per)                        Bundled  plastics  in  groups  of 50 bound via
                                                                          rubber band
------------------------------------------------------------------------------------------------------------------------------
                     Shrink wrap bundling (25 per)                        Bundled  plastics  shrink wrapped in groups of
                                                                          25.
------------------------------------------------------------------------------------------------------------------------------
                     Shrink wrap bundling (50 per)                        Bundled  plastics  shrink wrapped in groups of
                                                                          50.
------------------------------------------------------------------------------------------------------------------------------
                     Client Dedicated Toll-Free Numbers for               The set-up and monthly  maintenance  of unique
                     Customer Service                                     toll-free  numbers  for a Client  or  Client's
                                                                          program(s).
------------------------------------------------------------------------------------------------------------------------------
                     Check Issuance to Remove Value                       All transactions  involving the unloading - of
                                                                          value,  where the disbursement of funds to the
                                                                          cardholder  is via a  paper  check  issued  by
                                                                          WildCard  on the behalf of, or as  directed by
                                                                          the  client.  A  Monetary   Adjustment  to  an
                                                                          Account shall apply as well.


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

-----------------------------------------------------------------------------------------------------------------------------
                                            WILDCARD SYSTEMS SERVICE DEFINITIONS
-----------------------------------------------------------------------------------------------------------------------------
                                      MISCELLANEOUS AND/OR OPTIONAL SERVICES AND FEES
-----------------------------------------------------------------------------------------------------------------------------
BILLING CODE                             SERVICE ITEM                                    DESCRIPTION OF SERVICE
-----------------------------------------------------------------------------------------------------------------------------
                     Lost/Stolen Card Processing                          Process   which   includes   marking   a  card
                                                                          lost/stolen,  researching potential fraudulent
                                                                          activity, identifying chargeback opportunities
                                                                          and handling the order for a replacement card.
                                                                          Account  Creation and Full  Service  Packaging
                                                                          will be charged for the replacement card.
-----------------------------------------------------------------------------------------------------------------------------
                     Reissue Plastic Card with Same Account               The process of  reissuing a plastic  card with
                     Number                                               the same account  number already in use at the
                                                                          request of the Client or  cardholder.  Account
                                                                          Creation, Card Fulfillment, Activation and PIN
                                                                          Selection will be charged for the  replacement
                                                                          card.
-----------------------------------------------------------------------------------------------------------------------------
                     Return Mail/Statement/Card Handling                  This service includes the handling of returned
                                                                          mail,  statements,  cards or other any package
                                                                          not able to be delivered  to a  cardholder  by
                                                                          WildCard.
-----------------------------------------------------------------------------------------------------------------------------
                     Chargebacks                                          Each    individual    chargeback,    including
                                                                          representments, handled on a customer's behalf
                                                                          by  the  WildCard   customer   service  staff.
                                                                          Service   will  be   provided   based  on  the
                                                                          rules/regulations   of  the   governing   card
                                                                          association  and does not  include  any  Visa,
                                                                          MasterCard, Discover or other third party fees
                                                                          which  will be  passed-through  and  billed at
                                                                          cost.
-----------------------------------------------------------------------------------------------------------------------------
                     IVR Custom Configuration                             Hourly  rate for project  management,  quality
                                                                          assurance,   and   programming   support   for
                                                                          customized IVR development.
-----------------------------------------------------------------------------------------------------------------------------
                     Talon(TM)Software License Fee for Remote             The initial installation and licensing fee per
                     Agent Support                                        User    of   the    Talon(TM)Software.    This
                                                                          application   provides   remote   access   and
                                                                          functionality for cardholder support functions
                                                                          to  customer   service   agents   through  the
                                                                          Internet,  a  frame-relay,  or other method of
                                                                          connection  capable  of  a  secure  connection
                                                                          using TCP/IP.
-----------------------------------------------------------------------------------------------------------------------------
                     Talon Annual Software Maintenance                    A  service  and fee  related  to the  periodic
                                                                          maintenance,  upgrades, or enhancements to the
                                                                          Talon(TM)  application that is charged to each
                                                                          user on the anniversary of the license.



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

-------------------------------------------------------------------------------------------------------------------------------
                                             WILDCARD SYSTEMS SERVICE DEFINITIONS
-------------------------------------------------------------------------------------------------------------------------------
                                                RISK/FRAUD MANAGEMENT SERVICES
-------------------------------------------------------------------------------------------------------------------------------
    BILLING CODE                          SERVICE ITEM                                    DESCRIPTION OF SERVICE
-------------------------------------------------------------------------------------------------------------------------------
                      Client Configuration for Risk Management            Process  to  review  and   establish   client-
                      Services                                            specific  parameters for Falcon,  e-Falcon and
                                                                          Risk  Wise,  including  velocity  controls  on
                                                                          loading, usage, as well as BIN restriction and
                                                                          other WildCard-specific options.
-------------------------------------------------------------------------------------------------------------------------------
                      Fraud Services Minimum Monthly Charges              Minimum   monthly  fees  for  Fraud   Services
                                                                          Transactions  associated with Falcon, e-Falcon
                                                                          and Risk Wise services.
-------------------------------------------------------------------------------------------------------------------------------
                      Accounts on file for Fraud Servicing                Fee  charged  during  any  month  in  which  a
                                                                          distinct  primary  account  number (PAN),  any
                                                                          card account number, or individual  cardholder
                                                                          record is maintained on the WildCard  platform
                                                                          for the purpose of Fraud Services.
-------------------------------------------------------------------------------------------------------------------------------
                     Falcon and/or e-Falcon Transaction Scoring           Includes  the  analysis  and  scoring  of each
                                                                          individual  transaction  by Falcon each time a
                                                                          card is used at POS or ATM as well as for each
                                                                          funding event analyzed and scored by e-Falcon.
-------------------------------------------------------------------------------------------------------------------------------
                      WildCard Systems Transaction Analysis               Includes   WildCard's   assessment   of   each
                                                                          individual   transaction  as  defined  by  the
                                                                          Client,  based on parameter options offered by
                                                                          WildCard associated with restricting a load by
                                                                          BIN,  determining  if the  funding  source  is
                                                                          another   account  on  the  WildCard   Systems
                                                                          platform,    evaluating    the   velocity   of
                                                                          transactions,  authorizing  transactions based
                                                                          on min/max  transaction  amount  settings  and
                                                                          other parameters offered by WildCard.  The fee
                                                                          is assessed for each transaction,  and not for
                                                                          each parameter reviewed.
-------------------------------------------------------------------------------------------------------------------------------
                      Risk Wise Review                                    Includes   every   review  of  an   individual
                                                                          applicant,  cardholder or any other individual
                                                                          associated   with  the  cardholder  (ex.  gift
                                                                          giver),  that Client establishes for Risk Wise
                                                                          review.  This  is  based  on  each  validation
                                                                          attempt  for each  individual  person  that is
                                                                          submitted to Equifax for scoring.
-------------------------------------------------------------------------------------------------------------------------------


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

--------------------------------------------------------------------------------------------------------------------------------
                                             WILDCARD SYSTEMS SERVICES DEFINITIONS
--------------------------------------------------------------------------------------------------------------------------------
                                                 RISK/FRAUD MANAGEMENT SERVICES
--------------------------------------------------------------------------------------------------------------------------------
    BILLING CODE                          SERVICE ITEM                                     DESCRIPTION OF SERVICE
--------------------------------------------------------------------------------------------------------------------------------
                      Actioned Account - Fraud Services                   An  Actioned  Account  is  one  that  requires
                      Intervention                                        review and/or  intervention  by WildCard fraud
                                                                          personnel   based  on  the   scoring   profile
                                                                          established  by Client or other  WildCard risk
                                                                          management  intervention  criteria established
                                                                          by the Client.
--------------------------------------------------------------------------------------------------------------------------------
                      Auto-Statused Accounts                              Automatic status change of an account based on
                                                                          client-defined  criteria in Falcon,  e-Falcon,
                                                                          Risk  Wise or  WildCard  parameters  including
                                                                          email notification.
--------------------------------------------------------------------------------------------------------------------------------
                      Fraud Services Investigations                       Gathering data, analyzing trends,  researching
                                                                          information or any other action  undertaken by
                                                                          WildCard  personnel  as directed by the Client
                                                                          in support of Fraud Services.
--------------------------------------------------------------------------------------------------------------------------------
                      Warning Bulletin Notification                       Each  placement  of  customer  account  on the
                                                                          appropriate card association warning bulletin.
                                                                          Service excludes  association fees, which will
                                                                          be  passed-through  and  billed  to  Client at
                                                                          cost.
--------------------------------------------------------------------------------------------------------------------------------
                      International "Hot Card" Listing                    Each  placement  of  customer  account  in the
                                                                          appropriate  region(s)  of  the  international
                                                                          "hot   card"    system.    Service    excludes
                                                                          association fees, which will be passed-through
                                                                          and billed to Client at cost.
--------------------------------------------------------------------------------------------------------------------------------
                      Cardholder Profile Matching                         Detection of multiple or excessive enrollments
                                                                          by a card buyer or a card user.  The  matching
                                                                          model  creates  profiles  for each  individual
                                                                          based on funding  source,  first and last name
                                                                          of the  buyer  and  the  cardholder,  address,
                                                                          city/country  codes, and telephone number. The
                                                                          model     scores      individuals      meeting
                                                                          client-defined  criteria for excessive funding
                                                                          sources,  multiple card purchases by the buyer
                                                                          and  by the  cardholder.  The  model  utilizes
                                                                          exact and  partial  matches  to  generate  the
                                                                          scores and takes  actions based on the scoring
                                                                          pattern.  Actions  include  embossing hold and
                                                                          outsort for analyst review.



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

--------------------------------------------------------------------------------------------------------------------------------
                                             WILDCARD SYSTEMS SERVICE DEFINITIONS
--------------------------------------------------------------------------------------------------------------------------------
                                                RISK/FRAUD MANAGEMENT SERVICES
--------------------------------------------------------------------------------------------------------------------------------
BILLING CODE                              SERVICE ITEM                                     DESCRIPTION OF SERVICE
--------------------------------------------------------------------------------------------------------------------------------
                      Octopus Review                                      The  use  of  WildCard's  Octopus  product  to
                                                                          determine if links exist between funding cards
                                                                          and known fraudulent funding cards,  addresses
                                                                          or phone numbers.
--------------------------------------------------------------------------------------------------------------------------------
                      Bank Account Verification                           The  verification of bank account  information
                                                                          provided by the cardholder for the purposes of
                                                                          loading  and  unloading  funds  via  the  ACH.
                                                                          Includes  contacting the bank  associated with
                                                                          the DDA account to verify information provided
                                                                          by the  cardholder to the extent the bank will
                                                                          provide such verification.
--------------------------------------------------------------------------------------------------------------------------------
                      Negative Balance Review with Under Floor            Review and assessment by WildCard  analysts of
                      Limit Activity                                      individual accounts with negative balances and
                                                                          under the floor limit activity.  Accounts will
                                                                          be   outsorted   and   reviewed   based   upon
                                                                          parameters  established by the Client. The fee
                                                                          is assessed  for each  account  that meets the
                                                                          specified criteria on each day.
--------------------------------------------------------------------------------------------------------------------------------
                      Auto-Email Notification                             Generating  an  email   notification   to  the
                                                                          cardholder   at  the   time  an   account   is
                                                                          auto-statused.   Email   will   be   sent   to
                                                                          cardholder provided email address.  Client may
                                                                          select either generic  notification message or
                                                                          provide custom notification message language.
--------------------------------------------------------------------------------------------------------------------------------
                      eRACER Direct Client Access                         Providing   access   to  eRACER   for   Client
                                                                          personnel using a web interface.  Includes set
                                                                          up of initial program,  establishing user ID's
                                                                          and  putting  in place IP  address  filters to
                                                                          allow  use  only  by  specifically  designated
                                                                          personnel and  workstations.  Does not include
                                                                          fees for  individual  fraud  tools  which  are
                                                                          priced separately.
--------------------------------------------------------------------------------------------------------------------------------
                      Positive File Insertion                             Entering specific card numbers in a file which
                                                                          will preclude  statusing the specific  account
                                                                          as fraud. Done at Client's written request for
                                                                          cards  which  may  appear  to have  fraudulent
                                                                          activity but which Client determines are valid
                                                                          sources for value loads.



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

------------------------------------------------------------------------------------------------------------------------------
                                            WILDCARD SYSTEMS SERVICE DEFINITIONS
------------------------------------------------------------------------------------------------------------------------------
                             PREMIUM, AD-HOC REPORTS, DATA STORAGE AND CUSTOM REPORT
                                                      DEVELOPMENT
------------------------------------------------------------------------------------------------------------------------------
BILLING CODE                             SERVICE ITEM                                    DESCRIPTION OF SERVICE
------------------------------------------------------------------------------------------------------------------------------
                     Premium Reports                                      Any daily, weekly, monthly or quarterly report
                                                                          listed  in  the  WildCard   Reporting  Package
                                                                          document as a Premium Report.  Premium Reports
                                                                          are delivered to a secure URL for retrieval by
                                                                          the client.

------------------------------------------------------------------------------------------------------------------------------
                                  NAME OF PREMIUM REPORT AND                             DESCRIPTION OF REPORT
                                   FREQUENCY OF DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------
                     Cardholder Balance Detail - Daily                    Listing  of  remaining  open  balances  on all
                                                                          cards  at the end of each day  along  with the
                                                                          current  day's  activity  by card.  The  grand
                                                                          total  of  all  balances  cross  foots  to the
                                                                          Balance Summary report each day.
------------------------------------------------------------------------------------------------------------------------------
                     Cardholder Balance Summary- Daily                    Listing  of  remaining  open  balances  on all
                                                                          cards at the end of each day.  The grand total
                                                                          of all  balances  cross  foots to the  Balance
                                                                          Summary report each day.

------------------------------------------------------------------------------------------------------------------------------
                     Expanded Daily Activity Detail - Daily               Listing of individual  transactions  posted to
                                                                          each cardholder account along with the source,
                                                                          user ID and comments for each transaction.
------------------------------------------------------------------------------------------------------------------------------
                     Daily Authorizations - Daily                         Listing  of all  authorizations  posted to any
                                                                          cardholder account including declines.
------------------------------------------------------------------------------------------------------------------------------
                     Days Before Expiration - Daily                       Listing of cards that will  expire  along with
                                                                          the remaining balance in 30 day increments, up
                                                                          to 90 days prior to expiration.
------------------------------------------------------------------------------------------------------------------------------
                     Value Load Detail - Daily                            Separation  of value  loads  between  web site
                                                                          loads, batch loads and CardWiz loads.
------------------------------------------------------------------------------------------------------------------------------
                     Account Creation - Daily                             Listing of all accounts created for a specific
                                                                          day.
------------------------------------------------------------------------------------------------------------------------------
                     Account Activation - Daily                           Listing  of  all  account   activated   for  a
                                                                          specific day.
------------------------------------------------------------------------------------------------------------------------------
                     ACH Rejects - Daily                                  Listing  of all  transactions  not posted to a
                                                                          cardholder account specifically received via a
                                                                          unique ACH value load  file.  Applies  only to
                                                                          specific  customers  and is not  available for
                                                                          all value load sources.


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

------------------------------------------------------------------------------------------------------------------------------
                                              WILDCARD SYSTEMS SERVICE DEFINITIONS
------------------------------------------------------------------------------------------------------------------------------
                                    PREMIUM, AD-HOC REPORTS, DATA STORAGE AND CUSTOM REPORT
                                                           DEVELOPMENT
------------------------------------------------------------------------------------------------------------------------------
    BILLING CODE                          SERVICE ITEM                                   DESCRIPTION OF SERVICE
------------------------------------------------------------------------------------------------------------------------------
                      Closed  Accounts  W/Balance Equal to                Listing  of all closed  accounts  that have an
                     ($10) and $1 - Daily                                 ending  balance  between -$10 and $1. A subset
                                                                          of  the  Daily   Cardholder   balance  Summary
                                                                          report.
------------------------------------------------------------------------------------------------------------------------------
                      Cardholder Maintenance Error - Daily                Listing  of all  monetary  and  non-  monetary
                                                                          rejects on a particular day from a batch file.
                                                                          Includes a reason for the reject.
------------------------------------------------------------------------------------------------------------------------------
                      Priority 1 Exception - Daily                        Listing of non-active accounts having activity
                                                                          each day.
------------------------------------------------------------------------------------------------------------------------------
                      Statused Accounts with Credit Balance -             Listing  of  non-active  accounts  that have a
                      Daily                                               positive remaining balance.
------------------------------------------------------------------------------------------------------------------------------
                      Debit Balance - Daily                               Listing   of  all  cards   having  a  negative
                                                                          balance.   Similar  to  the  Negative  balance
                                                                          report  except  this  report  contains  a  few
                                                                          different fields.
------------------------------------------------------------------------------------------------------------------------------
                      Card Loads on Cash-Outs - Daily                     Listing  of all  CardWiz  loads  and  cash out
                                                                          transactions.
------------------------------------------------------------------------------------------------------------------------------
                      Lost/Stolen - Weekly                                Listing  of all lost or stolen  accounts  that
                                                                          occurred the previous  week.  Report runs each
                                                                          Monday.
------------------------------------------------------------------------------------------------------------------------------
                      Suspended Accounts w/Activity - Weekly              Listing of all suspended  account that had any
                                                                          activity  for the previous  week.  Report runs
                                                                          each Monday.
------------------------------------------------------------------------------------------------------------------------------
                      Non-Activated and Suspended Accounts -              Listing  of  all  accounts   that  are  Weekly
                                                                          suspended  or have  not been  activated  as of
                                                                          each Monday.
------------------------------------------------------------------------------------------------------------------------------
                      Non-Activated and Re-Issued Accounts -              Listing of  re-issued  accounts  that have not
                      Weekly                                              yet been activated as of each Monday.
------------------------------------------------------------------------------------------------------------------------------
                      Returned Plastics - Monthly                         Listing of all cards that were returned via US
                                                                          Mail.
------------------------------------------------------------------------------------------------------------------------------
                      Lost/Stolen - Monthly                               Monthly version of the lost/stolen report that
                                                                          is generated each week or day.
------------------------------------------------------------------------------------------------------------------------------
                      Authorizations - Monthly                            Monthly  summary  of the  authorizations  that
                                                                          occurred   for  the  month.   Generated  on  a
                                                                          calendar month basis.
------------------------------------------------------------------------------------------------------------------------------
                      Cardholder Portfolio Statistics - Monthly           Monthly   version   of  the  Daily   Portfolio
                                                                          Statistics  report.  The only difference is in
                                                                          the  accounts  added - the daily  report shows
                                                                          account  added for the day  while the  monthly
                                                                          version  shows  accounts  added for the entire
                                                                          month.


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

------------------------------------------------------------------------------------------------------------------------------
                                            WILDCARD SYSTEMS SERVICE DEFINITIONS
------------------------------------------------------------------------------------------------------------------------------
                                 PREMIUM, AD-HOC REPORTS, DATA STORAGE AND CUSTOMER REPORT
                                                         DEVELOPMENT
------------------------------------------------------------------------------------------------------------------------------
   BILLING CODE                          SERVICE ITEM                                    DESCRIPTION OF SERVICE
------------------------------------------------------------------------------------------------------------------------------
                     BIN/1CA - Monthly                                    Used  specifically for Internet based programs
                                                                          to determine the BIN's used to purchase stored
                                                                          value cards.
------------------------------------------------------------------------------------------------------------------------------
                     Card Designs - Monthly                               Breakdown of cards issued for the month b card
                                                                          design.
------------------------------------------------------------------------------------------------------------------------------
                     Mail Status - Monthly                                Listing of how cards were sent to  cardholders
                                                                          (US Mail/Express Mail).
------------------------------------------------------------------------------------------------------------------------------
                     Source Code - Monthly                                Marketing  report  that shows the sources . of
                                                                          various    promotion   codes   that   can   be
                                                                          implemented with a WildCard program.
------------------------------------------------------------------------------------------------------------------------------
                     G2 Impromptu Web Reports                             Reporting tool that permits  authorized  Users
                                                                          to  organize  and present a static set of data
                                                                          using variable date ranges.
------------------------------------------------------------------------------------------------------------------------------
                     G2 Web PowerPlay                                     Reports   generated  from   pre-defined   data
                                                                          elements  that allow  users to  "drill-  down"
                                                                          from  summary to detail  information.  Reports
                                                                          access weekly data.
------------------------------------------------------------------------------------------------------------------------------
                     G2 Web Query                                         On-line  queries  utilizing  pre-defined  data
                                                                          elements that allow users to  "drill-up"  from
                                                                          detail to summary information.  Queries access
                                                                          previous day's data.
------------------------------------------------------------------------------------------------------------------------------
                     Report Storage Option 1- Current and                 WCS will ZIP all  prior  months'  reports  and
                     Prior  Quarter  On-Line  Availability                maintain the data on the URL for  retrieval by
                                                                          the client. At the conclusion of each calendar
                                                                          quarter,  WCS will  purge  all  data  from the
                                                                          quarter  before the  quarter  that just ended,
                                                                          thus  enabling  the current  quarter and prior
                                                                          quarter of  historical  access to data through
                                                                          the URL at any  given  time.  Client is solely
                                                                          responsible  for  downloading  and warehousing
                                                                          data prior to being urged.
------------------------------------------------------------------------------------------------------------------------------
                     Report  Storage  Option  2 -  Current  and           WCS  will ZIP all  prior  months  reports  and
                     Prior Quarter On-Line Availability and               maintain the data on the URL for  retrieval by
                     Quarterly  Creation of Storage Media                 the client At the  conclusion of each calendar
                                                                          quarter,  WCS will  extract  the data from the
                                                                          quarter  before  the  quarter  that just ended
                                                                          from the  system,  place it on a DVD/CD,  mail
                                                                          the DVD to the Client within 3-weeks after the
                                                                          quarter ends, and then purge the data.


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

-----------------------------------------------------------------------------------------------------------------------------
                                            WILDCARD SYSTEMS SERVICE DEFINITIONS
-----------------------------------------------------------------------------------------------------------------------------
                                   PREMIUM, AD-HOC REPORTS, DATA STORAGE AND CUSTOM REPORT
                                                        DEVELOPMENT
-----------------------------------------------------------------------------------------------------------------------------
   BILLING CODE                          SERVICE ITEM                                   DESCRIPTION OF SERVICE
-----------------------------------------------------------------------------------------------------------------------------
                    Report  Storage  Option 3 - Perpetual,  On-           WCS  will ZIP all  prior  months  reports  and
                    Line  Storage and  Availability                       maintain the data on the URL for  retrieval by
                                                                          the  client  until  instructed  in  writing to
                                                                          purge  the data or take some  other  action as
                                                                          mutually agreed.
-----------------------------------------------------------------------------------------------------------------------------
                    Report Development- Custom                            Hourly  rate for project  management,  quality
                                                                          assurance,   and   programming   support   for
                                                                          customized reporting needs.


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


                                   SCHEDULE B

                                       TO

                               SERVICES AGREEMENT

                               INSURANCE COVERAGES

1. WildCard Insurance Coverage Requirements. WildCard agrees to keep in full force and effect and maintain at its sole cost and expense the following policies of insurance during the term of this Agreement:

                            (1)   Workers' Compensation and Employer's Liability
                 Insurance:

                                    (i)    Statutory    Worker's    Compensation
                            including    occupational   disease  in   accordance
                            with law.

                                    (ii)  Employer's  Liability  Insurance  with
                            minimum   limits  of  $500,000   per   employee   by
                            accident/$500,000 per employee by disease.

                            (2) Commercial General Liability Insurance (including contractual liability insurance) providing coverage for bodily injury and property damage with a combined single limit of not less than one million dollars ($1,000,000) per occurrence.

                            (3) Professional Liability/Errors and Omissions Insurance covering acts, errors and omissions arising out of WildCard's operations or Services in an amount not less than three million dollars ($3,000,000) per occurrence.

                            (4) Employee Dishonesty and Computer Fraud Insurance
                  covering losses arising out of or in connection with any fraudulent or dishonest acts committed by WildCard personnel, acting alone or with others, in an amount not less than one million dollars ($1,000,000) per occurrence.

2. CLIENT INSURANCE COVERAGE REQUIREMENTS. Client agrees to obtain and maintain each of the following insurance coverages during the term of this Agreement, at Client's sole expense:

                            (1)   Workers' Compensation and Employer's Liability
                 Insurance:

                                    (i)    Statutory    Worker's    Compensation
                            including occupational disease in accordance with law.

                                    (ii)  Employer's  Liability  Insurance  with
                            minimum   limits  of  $500,000   per   employee   by
                            accident/$500,000 per employee by disease.

          (2) Commercial General Liability Insurance (including contractual liability insurance) providing coverage for bodily injury and property damage with a combined single limit of not less than one million dollars ($1,000,000) per occurrence.

          (3) Professional Liability/Errors and Omissions Insurance covering acts, errors and omissions arising out of Client's operations in an amount not less than three million dollars ($3,000,000) per occurrence.

          (4) Employee Dishonesty and Computer Fraud Insurance covering losses arising out of or in connection with any fraudulent or dishonest acts committed by Client personnel; acting alone or with others, in an amount not less than one million dollars ($1,000,000) per occurrence.

                                   SCHEDULE C

                                       TO

                               SERVICES AGREEMENT

                                SERVICE STANDARDS

The service level standards and performance guidelines described herein are applicable to the WildCard System. The performance of other entities outside the WildCard System (e. g., Bank, the Associations, and various Internet service providers) will not be included in the determination of WildCard's adherence to the Service Levels defined herein.

BELOW ARE THE MINIMUM SERVICE LEVEL STANDARDS AND PERFORMANCE GUIDELINES THAT ARE REQUIRED FOR THE TRANSACTION CARD PROGRAM:

SYSTEM AVAILABILITY: This section defines the service level agreement for each major system supported by WildCard and the percentage of time it will be available to the end-user community (e.g., on-line availability or "up time") over the course of each program month. These sets of measurements exclude normally scheduled outages (e.g., maintenance windows) as they are defined in ATTACHMENT A, SYSTEMS AVAILABILITY.

o    AUTHORIZATIONS:   WildCard  will  provide  99.50%  authorization   response
     processing levels for stored value card authorization requests received from the Associations.

o INTERNET SERVICES: WildCard will provide 99.25% system-wide availability to Internet based applications offered to Client customers.

o ACCOUNT SERVICES: WildCard will meet the following service level standards for the account services supported by WildCard.

     o VRU: WildCard will provide 99.50% system-wide availability to the Interactive Voice Response system (e.g., IVR).

     o CALL CENTER: WildCard will provide a 24x7 call center manned 100% of the time, with 99.9% system-wide availability to the Call Center.

     o REPORTING SERVICES: WildCard will provide 99.25% system-wide availability to all Internet based reports (e.g., on-line report files). All report files will be transmitted within 24 hours of Account Receivable batch cycle.

DISASTER RECOVERY/BUSINESS CONTINUITY: This section defines the service level agreement for the disaster and business recovery services supported by WildCard.

DISASTER RECOVERY EXERCISE: On an annual basis, WildCard will ensure that the business resumption plan for this product offering is successfully executed within a predetermined recovery time frame. In doing so, WildCard will exercise the plan by recovering 100% or more of the applications and support facilities deemed critical.

SYSTEM SERVICES: This section defines the service level agreement for the system services supported by WildCard. Details for this set of measurements are defined in ATTACHMENT B, SYSTEMS SERVICES.

1. SYSTEMS PROBLEM REPORTING: WildCard will provide a support group which will be available 24 hours a day, 7 days a week, to take incoming calls for assistance requests and to address system issues. The support group will attempt to resolve issues reported on the call. If they are unable to do so, they will contact the appropriate level of WildCard support staff to assist in the resolution. Every attempt will be made to resolve any systems services problems within the first call; however, depending on the nature of the problem, resolution may not occur within the first call due to factors outside of WildCard's control.

2. PLANNED OUTAGES: At times, there will be a need to address issues with various systems used by Client and a planned outage outside the negotiated maintenance window(s) will be required. When this occurs, a Client Down Time form will be submitted. This form will contain approvals on the time, date, and reason for the outage from the Client management as well as WildCard management.

     In the cases where a potential outage or planned outage occurs due to a request by the Client to implement a change outside the maintenance window or when the required WildCard testing and quality assurance process are not followed, a Service Level Waiver will need to be submitted. Upon approval, WildCard will be exempt from adherence to the Service Level Agreement for this period of time.

                           ATTACHMENT A: SYSTEMS AVAILABILITY

1. AUTHORIZATIONS

      SYSTEM:              WILDCARD AUTHORIZATION SYSTEM
        (SIGMA) Connections:            the Associations end-point authorization
                                        interface

        (SIGMA) Hardware Platform:      Intel-based   processor  system,   fiber
                                        channel disk arrays

        (SIGMA) Response  Time:         90% of transactions will be responded to
                                        in 1 second or less, as calculated from the time the transaction arrives at WildCard to the time WildCard sends the response back. 99% of transactions will have a response time of 5 seconds or less.

        (SIGMA) Operating  System:      Windows  2000  SP2,  SQL2000  Enterprise
                                        Edition, cluster configuration.

        (SIGMA) Service Levels:         365 days a year,  24  hours a day,  with
                                        the following  exceptions:

                                    o   15  minutes  between  3:00 and 05:00 EST
                                        Monday through Sunday

                                    o   additional   normal   weekly   scheduled
                                        maintenance  window  which  occurs  each
                                        Sunday mornings  between 02:00 and 06:00
                                        EST (Although this is the scheduled maintenance window, this maintenance is usually completed within 35 minutes of starting)

2. INTERNET SERVICES

      SYSTEM:              WFDCARD WEB SERVICES
         (SIGMA)  Connections:          Internet-based, multiple Tl s

         (SIGMA)  Hardware  Platform:   Intel  based  processor  systems,   load
                                        balancing switches, Cisco routers and switches.

         (SIGMA)  Response Time:        Response  time is  calculated  from  the
                                        time the request reaches WildCard to the time when WildCard sends the response.
                                        With the exception of statement viewing, 90% of all Internet requests will be responded to in 5 seconds or less as calculated from the time the transaction arrives at WildCard. Statement request response time will vary due to the unknown quantity of data that will need to be transmitted

         (SIGMA) Operating System:      Windows 2000 SP 2 Enterprise Edition, US
                                        5.0 MTS

         (SIGMA) Service Levels:        365 days a year,  24  hours a day,  with
                                        the following exceptions:

                                    o   15  minutes  between  3:00 and 05:00 EST
                                        Monday through Sunday

                                    o   additional   optional  weekly  scheduled
                                        maintenance  window  which  occurs  each
                                        Sunday mornings  between 02:00 and 06:00
                                        EST (Although this is the scheduled maintenance window, this maintenance is usually completed within 35 minutes of starting)

3. VRU - VOICE RESPONSE UNIT

     SYSTEM:        IVR

         (SIGMA) Connections:           Multiple  Tls,  owned and  maintained by
                                        WildCard or Client

         (SIGMA)  Hardware Platform:    Dialogic T1 boards, Larscom CSUs

         (SIGMA)  Response Time:        Answer ring to greeting: under 1 second;
                                        Coordinated  voice  and  data:  under  2
                                        seconds

         (SIGMA)  Operating System:     NT 4.0 SP 5 Enterprise Edition

         (SIGMA)  Service Levels:       365 days  a year,  24 hours a day,  with
                                        the following exceptions:

                                    o   15  minutes  between  3:00 and 05:00 EST
                                        Monday through Sunday

                                    o   additional   optional  weekly  scheduled
                                        maintenance  window which occurs  Sunday
                                        mornings  between  02:00  and  06:00 EST
                                        (Although    this   is   the   scheduled
                                        maintenance window, this maintenance is usually completed within 35 minutes of starting

                         ATTACHMENT B: SYSTEMS SERVICES

1. INCIDENT RESOLUTION: WildCard will assign, work, and report on all incidents based upon the business impact. Attention/updates to an incident will be governed by the severity assigned to that incident. Incidents will be reported to Client daily. As such, severities are defined as follows:


--------------------------------------------------------------------------------------------------------
     SEVERITY                     DESCRIPTION                               RESOLUTION
--------------------------------------------------------------------------------------------------------
    Severity I       Requires immediate attention           Acknowledgment in 60 minutes or
                     and resolution. Emergency;             less and continued attention until
                     directly impacts the operation         resolved.
                     of the business.                       Status updates: After initial
                                                            contact advising of connection made
                                                            with member of responsible area,
                                                            hourly until identified estimated
                                                            time can be e given.
--------------------------------------------------------------------------------------------------------
    Severity 2       Legal or regulatory or                 Acknowledgment in 60 minutes or
                     immediate direct customer              less and resolution or identified
                     impact that is clearly not an          resolution in 24 hours.
                     isolated instance.                     Status updates: After initial
                                                            contact advising of connection made
                                                            with member of responsible area,
                                                            hourly until identified estimated
                                                            time can be e given.
--------------------------------------------------------------------------------------------------------
    Severity 3       Impacts critical business              Acknowledgment in I hour or less
                     functions; may have                    and resolution or identified
                     significant bottom line impact.        resolution in 48 hours.
                                                            Status updates: 3 hours until
                                                            identified estimated time can be
                                                            given.
-------------------- -------------------------------------- --------------------------------------------
    Severity 4       Isolated cardholder impact or          Acknowledgment in 1 hour and
                     impedes important business             resolution or identified resolution
                     functions.                             in weeks (subject to Regulation E
                                                            time frames and can be negotiated
                                                            with user).
                                                            STATUS UPDATES: Weekly until
                                                            identified estimated time can be
                                                            given.


Severity 1 & 2 can only exceed required resolution time frames with an approved exception. Exceptions can only be authorized by specific managers and will be noted in the appropriate tracking mechanism under a specific field for that purpose. All exceptions must be continuously updated until resolved.

2. DATA CENTER: WildCard provides the capability to process, store and access information for production processes, analysis, and reporting.

     SERVICE LEVEL STANDARDS for the Data Center include:
              >Staffing 365 days a year, 24 hours a day.

              >99.25% availability of critical on-line systems

              >The following are business unit requirements:

 o:o Scheduling changes to nightly production batch processing must be submitted to the scheduling department by 3:30 p.m. EST, Monday through Friday.

 o:o Three (3) day notice for permanent changes to new or existing tables.

 o:o Changes to schedules outside of the normal cutoff time require management approval and are noted as exception changes.

 3. NETWORKED SYSTEMS: WildCard provides all support for LAN connections, internal voice communications, and Internet infrastructures. Client provides all support for telecommunications lines, and Client routers installed on the WildCard premises.

     SERVICE LEVEL STANDARDS for the Networked Systems include:

     >Any  critical   hardware   replacement   will   have  a  48-business  hour
turnaround.

     >Configurations for servers or complex systems will have a 24 business hours turnaround time.

               Utility servers will have a 99.25% uptime. Disk space will be monitored to prevent shortages. Servers are maintained 7 days a week, 24 hours a day. There will be planned downtime for maintenance which will be broadcast ahead of time. These planned outages will not be included in the calculation for the 99.25% uptime.